UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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NOTICE OF 2016 ANNUAL MEETING

Occidental Petroleum Corporation Proxy Statement

Annual Meeting | Friday, April 29, 2016
Oxy Permian Plaza, Town Hall Room
6001 Deauville Boulevard, Midland, Texas

Registration 7:30 a.m. | Meeting 8:30 a.m.

Admission Ticket or Brokerage Statement Required

DEAR STOCKHOLDERS,

On behalf of the Board of Directors, it is our pleasure to invite you to Occidental’s 2016 Annual Meeting of Stockholders, which will be held at Oxy Permian Plaza, Town Hall Room, 6001 Deauville Boulevard, Midland,Texas 79705, on Friday, April 29, 2016, at 8:30 a.m.

Before the meeting begins, there will be an opportunity to meet informally with members of Occidental’s management team. As in the past, there will be a report on operations and an opportunity for you to ask questions at the meeting.

This year, we are using the “Notice and Access” method of providing proxy materials to Occidental’s stockholders. We believe this process will provide our stockholders with a convenient way to access the proxy materials and vote, while allowing us to lower the costs of printing and distributing the proxy materials and reduce the environmental impact of our meeting. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) in lieu of a paper copy of our proxy materials. Stockholders receiving the Notice may review the proxy materials online or request a paper copy by following the instructions set forth in the Notice.

We encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Eugene L. Batchelder	Stephen I. Chazen

Chairman of the Board	Chief Executive Officer

2016 ANNUAL MEETING

  Notice of Annual Meeting of Stockholders

Occidental’s 2016 Annual Meeting of Stockholders will be held at 8:30 a.m. on Friday, April 29, 2016, at Oxy Permian Plaza, Town Hall Room, 6001 Deauville Boulevard, Midland, Texas 79705.

At the meeting, stockholders will act on the following matters and consider all other matters properly brought before the meeting:

•	Proposal 1: Election of directors

•	Proposal 2: Advisory vote approving executive compensation

•	Proposal 3: Ratification of selection of KPMG LLP as independent auditors

•	Proposals 4-7: The Board of Directors knows of four stockholder proposals that may be presented

Stockholders of record at the close of business on February 29, 2016 are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend the meeting or not, it is important that you vote by following the Internet or telephone instructions provided in the Notice of Internet Availability. If you received a paper copy of the proxy materials or a voting instruction form, you may also vote by marking, signing and returning the proxy or voting instruction card in the envelope provided. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Marcia E. Backus

Senior Vice President, General Counsel and Corporate Secretary

Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

The Board of Directors is nominating the eleven individuals identified below for election as directors. Unless you specify differently, proxies received will be voted FOR Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Vicki A. Hollub, William R. Klesse, Avedick B. Poladian and Elisse B. Walter to serve for a one-year term ending at the 2017 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of the nominees are currently directors of Occidental who were elected by stockholders at the 2015 Annual Meeting, except for Ms. Hollub, who was appointed to the Board of Directors in December 2015 concurrent with her promotion to President and Chief Operating Officer. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Election Requirements

Pursuant to Occidental’s by-laws, in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote. Any director who receives a greater number of votes “against” his or her election than votes “for” in an uncontested election must tender his or her resignation. Unless accepted earlier by the Board of Directors, such resignation will become effective on October 31st of the year of the election.

Independence

The Board of Directors has determined that all director nominees, other than Mr. Chazen and Ms. Hollub, meet the independence standards of the New York Stock Exchange (NYSE).

About the Director Nominees

The following biographical information is furnished with respect to each of the nominees for election at the 2016 Annual Meeting, together with a discussion of each nominee’s experience, qualifications and attributes or skills that led to the conclusion that such person should serve as a director.

The Board of Directors recommends a vote FOR all of the nominees.

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SPENCER ABRAHAM
Director since 2005 | Age 63 | Independent
Committees:
•	Management Succession and Talent Development Committee (Chair)
•	Corporate Governance, Nominating and Social Responsibility Committee
•	Environmental, Health and Safety Committee
•	Executive Compensation Committee

Secretary Abraham, 63, is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He represented Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy in U.S. history. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as Executive Chairman of the Board of Uranium Energy Corp.; and as a Director of PBF Energy Inc., where he serves on the Compensation and Nominating and Corporate Governance Committees; NRG Energy, Inc., where he serves on the Compensation and Nuclear Oversight Committees; and as a director of Two Harbors Investment Corp., where he is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. He was previously a Director of GenOn Energy, Inc. and a Director and a member of the Nominating and Governance and Compensation Committees of ICx Technologies. He also serves on the board of C3 Energy, a private company. Secretary Abraham is a member of the Advisory Board of the Churchill Center and is the Chairman of the American Task Force for Lebanon. As a Senior Analyst for Potomac Research Group, Secretary Abraham provides predictive analysis on energy policy, energy markets and the geopolitics of energy to institutional investors in the energy space. He holds a Juris Doctor degree from Harvard Law School and is the author of “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis.”

Qualifications: Secretary Abraham’s nearly two decades at the highest levels of domestic and international policy and politics shape the insights he brings to Occidental’s Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. In addition, Secretary Abraham is a Harvard-educated attorney who, while directing the Energy Department, oversaw a budget of nearly $24 billion (FY 2005) and was responsible for the management of senior department personnel. Secretary Abraham’s legal training and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

HOWARD I. ATKINS
Director since 2010 | Age 65 | Independent
Committees:
•	Finance and Risk Management Committee (Chair)
•	Audit Committee
•	Management Succession and Talent Development Committee

Mr. Atkins, 65, retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios, investor relations, capital management and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company, Chief Financial Officer of Midlantic Corporation and Corporate Treasurer of Chase Manhattan Bank. Mr. Atkins serves on the Board of Directors of Ingram Micro Inc., where he is Chairman of the Human Resources Committee and a member of the Audit Committee.

Qualifications: With his experience as Chief Financial Officer of Wells Fargo, one of the largest banking institutions in the United States, Mr. Atkins brings to the Board a deep understanding of financial oversight and accountability. In his nearly four decades in the financial services industry, Mr. Atkins has had responsibilities in the areas of financial reporting, tax management, asset-liability management, treasury, corporate development, investor relations and mergers and acquisitions. This experience provides the Board insight into financial management and analysis. Mr. Atkins’ financial acumen, combined with his senior management expertise provides the Board valuable perspective in helping to guide the fiscal management policies that further Occidental’s strategic business goals.

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EUGENE L. BATCHELDER
Director since 2013 | Age 68 | Independent Chairman since 2015
Committee:
• Corporate Governance, Nominating and Social Responsibility Committee

Mr. Batchelder, 68, retired as the Senior Vice President and Chief Administrative Officer at ConocoPhillips, an integrated global energy company. In this role, from 2009 until his retirement in 2012, he was responsible for global shared services, human resources, facilities, information technology, security, aviation, executive services, and corporate affairs, which included investor relations, corporate communications and contributions. Mr. Batchelder served as Senior Vice President and Chief Information Officer of ConocoPhillips from 2002 to 2009. Prior to the merger of Conoco and Phillips Petroleum in 2002, Mr. Batchelder was promoted to increasingly senior positions within Phillips Petroleum companies, including information technology and financial management positions. Mr. Batchelder is a past trustee and current governor of the Oklahoma State University Foundation and past president and board member of the Oklahoma State University Alumni Association. Mr. Batchelder holds a bachelor’s degree in Accounting from Oklahoma State University, is a certified public accountant (inactive) and a member of the American Institute of Certified Public Accountants.

Qualifications: With more than 40 years of experience in the energy industry, including two decades in senior executive management, Mr. Batchelder brings an in-depth understanding of key corporate issues, including financial management and information technology. Mr. Batchelder also has insight into human resources, including executive management succession planning and compensation and benefits.

STEPHEN I. CHAZEN
Director since 2010 | Age 69

Mr. Chazen, 69, became Chief Executive Officer of Occidental Petroleum Corporation in May 2011. Mr. Chazen served as President from 2007 to December 2015, Chief Operating Officer from 2010 to 2011 and as Chief Financial Officer from 2007 to 2010. Prior to being named President and Chief Financial Officer, Mr. Chazen was Chief Financial Officer and Senior Executive Vice President from 2004 to 2007, Chief Financial Officer and Executive Vice President-Corporate Development from 1999 to 2004, and Executive Vice President-Corporate Development from 1994 to 1999. Prior to joining Occidental, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is a Director of Ecolab Inc. Mr. Chazen serves on the Boards of the American Petroleum Institute, where he serves on the Executive Committee, and the Aquarium of the Pacific and is the Chairman of the Board of the Catalina Island Conservancy and a member of the National Petroleum Council. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston and a bachelor’s degree in Geology from Rutgers College.

Qualifications: Mr. Chazen, as Chief Executive Officer, is responsible for all operations, the financial management of the company and for creating and implementing the company’s strategy. Since joining Occidental, he has recommended and implemented the company’s acquisition and divestiture strategy, which has been a key factor in Occidental’s transformation into a major oil and gas company. Additionally, Mr. Chazen has been a successful executive in the financial services industry. This financial and management expertise, coupled with his more than 30 years of experience in the oil and gas industry, demonstrates the valuable expertise and perspective that he brings to the Board.

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JOHN E. FEICK
Director since 1998 | Age 72 | Independent
Committees:
•	Environmental, Health and Safety Committee (Chair)
•	Audit Committee
•	Executive Compensation Committee
•	Finance and Risk Management Committee

Mr. Feick, 72, is the Chairman and a significant stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. Until 2011, he was Chairman and a significant stockholder of Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. From 1984 to 1994, Mr. Feick was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation. He previously served as Chairman of the Board of Directors of Oak Point Energy Ltd., an oil sands exploration and development company, and was a Director of Veresen Inc. and Graham Construction.

Qualifications: Mr. Feick possesses a deep understanding of both the oil and gas and chemicals industries along with broad experience in environmental compliance and remediation. He has served as President and Chairman of a company specializing in environmental services and served as Chairman of an oil and gas and petrochemicals specialty engineering firm. As President and Chief Operating Officer of Novacor Chemicals, he was responsible for the company’s investments and operations and established the company as a leader in plant reliability, utilization rates, occupational health and safety, and environmental performance in North America. In addition to industry knowledge and expertise, Mr. Feick’s experience brings the Board exceptionally valuable insight into the environmental, health and safety area.

MARGARET M. FORAN
Director since 2010 | Age 61 | Independent
Committees:
•	Corporate Governance, Nominating and Social Responsibility Committee (Chair)
•	Audit Committee
•	Environmental, Health and Safety Committee
•	Management Succession and Talent Development Committee

Ms. Foran, 61, is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is a Trustee of the SEC Historical Society and the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council.

Qualifications: Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance, environmental and sustainability principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as environmental, safety and social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

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CARLOS M. GUTIERREZ
Director since 2009 | Age 62 | Independent
Committees:
•	Executive Compensation Committee (Chair)
•	Corporate Governance, Nominating and Social Responsibility Committee
•	Finance and Risk Management Committee
•	Management Succession and Talent Development Committee

Secretary Gutierrez, 62, is Co-Chair of Albright Stonebridge Group, a commercial diplomacy and strategic advisory firm. Prior to that he was Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. from 2011 to February 2013. He joined Citigroup from communications and public affairs consulting firm APCO Worldwide Inc., where he was Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce in the administration of President George W. Bush from February 2005 to January 2009. Prior to his government service, Secretary Gutierrez was with Kellogg Company for 30 years. He became Kellogg’s Chief Executive Officer in 1999 and served as Chairman of the Board from 2000 to 2005. Secretary Gutierrez serves on the Boards of Directors of MetLife, Inc., where he serves on the Finance and Investment and Governance Committees, Time Warner Inc., where he serves on the Audit Committee, and Viridis, Inc., a privately held company. He previously served as a Director of Corning Incorporated, United Technologies Corporation, Colgate-Palmolive Lighting Science Group Corp., where he served on the Audit Committee, and iGPS, a privately held company. In addition to serving as Chairman of the U.S.-Cuba Business Council of the U.S. Chamber of Commerce, Secretary Gutierrez is a National Trustee to the University of Miami Board of Trustees, a member of the Human Freedom Advisory Council at the George W. Bush Institute and is Chairman of the Board of Trustees of the Meridian International Center. He is also a co-founder of The Dream. US, a scholarship fund for undocumented students, and is a member of the Board of the U.S.-Mexico Foundation.

Qualifications: Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

VICKI A. HOLLUB
Director since 2015 | Age 56

Ms. Hollub, 56, was promoted to President and Chief Operating Officer of Occidental and appointed to the Board on December 10, 2015. Ms. Hollub will succeed Mr. Chazen as Chief Executive Officer, effective at the 2016 Annual Meeting. Ms. Hollub has been an employee of Occidental since 1982, and most recently served as Senior Executive Vice President of Occidental and President – Oxy Oil and Gas. Prior to that, Ms. Hollub served as Executive Vice President and President – Oxy Oil and Gas, Americas; and Vice President of Occidental and Executive Vice President, U.S. Operations, Oxy Oil and Gas. She previously served as Executive Vice President, California Operations; and President and General Manager, Permian Basin operations. Ms. Hollub holds a Bachelor of Science degree in Mineral Engineering from the University of Alabama.

Qualifications: Ms. Hollub, as President and Chief Operating Officer, is responsible for managing Occidental’s worldwide oil and gas operations, as well as the company’s chemicals and midstream operations. Ms. Hollub brings to the Board over 35 years of experience in the oil and gas industry, having previously held a variety of management and technical responsibilities on three continents, including roles in Russia, Venezuela, Ecuador and the U.S. During that time, Ms. Hollub has been instrumental in efficiently and profitably growing Occidental’s oil and gas business. Her extensive operational and leadership experience brings valuable perspective to the Board.

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WILLIAM R. KLESSE
Director since 2013 | Age 69 | Independent
Committees:
•	Executive Compensation Committee
•	Finance and Risk Management Committee
•	Management Succession and Talent Development Committee

Mr. Klesse, 69, is the former Chief Executive Officer and former Chairman of the Board of Valero Energy Corporation (Valero), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He joined the Valero board as Vice Chairman in 2005 and served as Chairman of the Board from 2007 to December 30, 2014. From 2006 to May 2014, he served as Chief Executive Officer of Valero and served as President from 2008 to 2013. From 2003 to 2005, Mr. Klesse was Valero’s Executive Vice President and Chief Operating Officer. Prior to that, he served as Executive Vice President of Refining and Commercial Operations following Valero’s 2001 acquisition of Ultramar Diamond Shamrock Corporation, where he had been Executive Vice President of the company’s refining operations. Mr. Klesse began his 40-plus year career in the energy industry at Diamond Shamrock Corporation, which merged with Ultramar Corporation in 1996. He is a trustee of the Texas Biomedical Research Institute and United Way of San Antonio and Bexar County and serves on the Advisory Board of the San Antonio Food Bank. Mr. Klesse holds a bachelor’s degree in Chemical Engineering from the University of Dayton and a Master of Business Administration with an emphasis in Finance from West Texas A&M University.

Qualifications: Mr. Klesse brings more than four decades of energy industry executive management experience to Occidental’s Board. As Valero’s former Chairman, he led the Board’s strategic planning and, as Valero’s former CEO, he oversaw the daily operations of a major global energy company. Mr. Klesse’s experience provides an informed management perspective and insights with respect to global business and energy issues to the Board. He also has leadership experience on industry association and nonprofit boards.

AVEDICK B. POLADIAN
Director since 2008 | Age 64 | Independent
Committees:
•	Audit Committee (Chair)
•	Executive Compensation Committee
•	Finance and Risk Management Committee

Mr. Poladian, 64, is Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. In this role, Mr. Poladian oversees human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen from 1974 to 2002 and is a certified public accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a Director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California School of Policy, Planning, and Development, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. Mr. Poladian serves as a Director and on the Audit Committees of two funds managed by Western Asset Management Company. He also serves as a Director of California Resources Corporation, and as a member of the Board of Trustees of Public Storage, where he is the Chair of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee. He previously served as a Director of California Pizza Kitchen.

Qualifications: As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

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ELISSE B. WALTER
Director since 2014 | Age 65 | Independent
Committees:
•	Audit Committee
•	Environmental, Health and Safety Committee
•	Management Succession and Talent Development Committee

Ms. Walter, 65, was appointed Commissioner of the U.S. Securities and Exchange Commission (SEC) by President George W. Bush, and served in that capacity from 2008 until 2013. President Barack Obama designated her as the 30th Chairman of the SEC in December 2012. Prior to her appointment as an SEC Commissioner, she was with the Financial Industry Regulatory Authority (FINRA) and its predecessor, the National Association of Securities Dealers (NASD), from 1996-2008. She served as Senior Executive Vice President, Regulatory Policy and Programs for FINRA and held the comparable position at NASD before its 2007 consolidation with NYSE Member Regulation. Earlier in her career, she served as the General Counsel of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996 and as Deputy Director of the SEC Division of Corporation Finance from 1986 to 1994. Among the honors Ms. Walter has received are the Presidential Rank Award (Distinguished), the ASECA William O. Douglas Award, the SEC Chairman’s Award for Excellence and the Federal Bar Association’s Philip A. Loomis, Jr. and Manuel F. Cohen Awards. She is a member of the Academy of Women Achievers of the YWCA of the City of New York and the inaugural class of the DirectWomen Institute. She serves on the Board of Directors of the Sustainability Accounting Standards Board, the National Women’s Law Center and the Board of Governors of FINRA. Ms. Walter holds a B.A. in Mathematics, cum laude, from Yale University and a J.D., cum laude, from Harvard Law School.

Qualifications: Ms. Walter’s long and distinguished record of public service in major leadership roles at key agencies of the federal government has given her unique insight into both business and government. She also brings to the Board more than 35 years of experience and insight on complex domestic and international regulatory matters. As Chairman of the SEC, Ms. Walter demonstrated a keen understanding of capital markets and related regulatory issues, and led a 4,000-employee federal agency, overseeing its budget and developing policy. Ms. Walter’s experience at FINRA provides extensive knowledge with respect to corporate finance and financial regulation and disclosure and her CFTC experience brings to the Board an understanding of commodities markets and regulation.

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CORPORATE GOVERNANCE

The Board of Directors is committed to strong corporate governance policies and practices and continually reviews evolving best practices in governance and seeks input from Occidental’s stockholders. Occidental’s Corporate Governance Policies and Code of Business Conduct, together with information about other governance measures adopted by the Board of Directors and the charters of the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Executive Compensation Committee; and the Finance and Risk Management Committee are available at www.oxy.com/ Investors/Governance, or by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Corporate Governance Highlights

•	Independent Chairman of the Board	•	Policy prohibiting hedging of Occidental’s common stock
•	Annual elections of the entire Board	•	Stockholders have a right to proxy access
•	Majority voting for directors and, in uncontested elections, mandatory resignation if a majority vote is not received	•	Stockholders may act by written consent
•	Standing Board committees are composed entirely of independent directors	•	Stockholders may call special meetings of stockholders
•	Annual self-evaluation of the Board	•	No stockholder rights (“poison pill”) or similar plan
•	Directors and executive officers are subject to stock ownership guidelines	•	Stockholder votes are subject to a Confidential Voting Policy

Board of Directors and its Committees

Occidental is governed by the Board of Directors and six standing Board committees, which meet several times during the year. The structure and various roles of the Board and its committees are described below.

  Board Leadership Structure

Occidental’s by-laws provide for the Board to annually elect one of its independent directors to be Chairman of the Board to serve as a liaison between the Board and Occidental’s stockholders. In 2015, the Board elected Mr. Batchelder to serve in that position. The Chairman of the Board presides at meetings of stockholders and the Board and has the authority to, among other things:

•	Call meetings of the independent directors and chair executive sessions of the Board at which no members of management are present;
•	Approve the agendas for the Board and committee meetings;
•	Propose a schedule of Board meetings and the information to be provided by management for Board consideration;
•	Recommend the retention of consultants who report directly to the Board;
•	Assist in assuring compliance with the Corporate Governance Policies and to recommend revisions to the policies;
•	Evaluate, along with the members of the Executive Compensation Committee and the other independent directors, the performance of the Chief Executive Officer;
•	Consult with other Board members as to recommendation on membership and chairpersons of the Board committees and discuss recommendations with the Corporate Governance, Nominating and Social Responsibility Committee; and
•	Communicate the views of the independent directors and the Board committees with respect to objectives set for management by the Board.

Pursuant to Occidental’s Corporate Governance Policies, the Chairman will be rotated at least every five years.

Another key component of Board leadership is the role of the Board committees. These committees regularly report specific findings and recommendations to the full Board in their areas of oversight.

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  Board Committees

The Board of Directors has divided oversight functions among six standing committees, which are currently composed solely of independent directors: Audit; Corporate Governance, Nominating and Social Responsibility; Environmental, Health and Safety; Executive Compensation; Finance and Risk Management; and Management Succession and Talent Development. The general responsibilities of the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Audit Committee	Primary Responsibilities:		Meetings in 2015: 9
Members: Avedick B. Poladian (Chair) Howard I. Atkins John E. Feick Margaret M. Foran Elisse B. Walter	•	Hire the independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries
	•	Discuss the scope and results of the audit with the independent auditors
	•	Discuss Occidental’s financial accounting and reporting principles and the adequacy of Occidental’s internal accounting, financial and operating controls with the auditors and management
	•	Review all reports of internal audits submitted to the Audit Committee and responsive actions by management
	•	Review the appointment of the senior internal auditing executive
	•	Oversee all matters relating to Occidental’s Code of Business Conduct
All of the members of the Audit Committee are independent, as defined in the NYSE Listed Company Manual. All of the members of the Audit Committee are financially literate and the Board has determined that Messrs. Atkins and Poladian are “audit committee financial experts” within the meaning of the SEC’s regulations.
The Audit Committee Report with respect to Occidental’s financial statements is on page 49.
Corporate Governance, Nominating and Social Responsibility Committee Members: Margaret M. Foran (Chair) Spencer Abraham Eugene L. Batchelder Carlos M. Gutierrez	Primary Responsibilities:		Meetings in 2015: 5
	•	Recommend candidates for election to the Board
	•	Periodically review and interpret Occidental’s Corporate Governance Policies and consider other governance issues
	•	Oversee the annual evaluation of the Board
	•	Review Occidental’s policies, programs and practices on social responsibility
	•	Advise the Board on the compensation of non-employee directors
	•	Oversee compliance with Occidental’s Human Rights Policy
	•	Oversee charitable contributions made by Occidental and its subsidiaries
See page 62 for information on how to recommend nominees or nominate candidates to the Board.
Environmental, Health and Safety Committee Members: John E. Feick (Chair) Spencer Abraham Margaret M. Foran Elisse B. Walter	Primary Responsibilities:		Meetings in 2015: 5
	•	Review and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations
	•	Review the results of internal compliance reviews and remediation projects
	•	Report periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries
Executive Compensation Committee Members: Carlos M. Gutierrez (Chair) Spencer Abraham John E. Feick William R. Klesse Avedick B. Poladian	Primary Responsibilities:		Meetings in 2015: 5
	•	Review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (CEO), evaluate the performance of the CEO and determine and approve CEO compensation
	•	Review and approve the compensation of all other executive officers
	•	Administer Occidental’s stock-based incentive compensation plans and periodically review the performance of the plans and their rules to assure purposes of the plans are being met
	•	Make recommendations to the Board with respect to incentive compensation plans and equity-based plans
	•	Prepare the Compensation Committee Report on executive compensation for inclusion in the annual proxy statement
The Executive Compensation Committee’s report on executive compensation is on page 31.

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Finance and Risk Management Committee Members: Howard I. Atkins (Chair) John E. Feick Carlos M. Gutierrez William R. Klesse Avedick B. Poladian	Primary Responsibilities:		Meetings in 2015: 5
	•	Recommend to the Board the annual capital plan, and any changes thereto, and significant joint ventures, long-term financial commitments and acquisitions
	•	Approve policies for authorization of expenditures, cash management and investment and for hedging of commodities and interest rates
	•	Review Occidental’s financial strategies, risk management policies (including insurance coverage levels) and financial plans (including planned issuances of debt and equity)
Management Succession and Talent Development Committee Members: Spencer Abraham (Chair) Howard I. Atkins Margaret M. Foran Carlos M. Gutierrez William R. Klesse Elisse B. Walter	Primary Responsibilities:		Meetings in 2015: 5
	•	Maintain an active CEO succession plan, including time-based replacement scenarios for emergency scenarios and short-term and long-term horizons
	•	Ensure that a robust and timely succession planning process is in place which will provide sufficient management and leadership talent to meet the evolving needs of Occidental’s business
	•	Lead CEO searches on behalf of the Board and otherwise interface with external recruiters as necessary
	•	Review Occidental’s talent development processes and programs, including recruitment and selection, retention, development and diversity elements
	•	Participate in the assessment of high potential and key personnel
	•	Actively engage in becoming familiar with and evaluating current and potential leaders in senior management
	•	Maintain an awareness of overall organizational talent metrics and indicators
	•	Report to the Board at least annually with respect to the foregoing

Board and Committee Roles in Risk Oversight

  Risk Oversight

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has created and empowered several Board committees in aspects of risk oversight. Four Board committees: the Audit Committee; the Corporate Governance, Nominating and Social Responsibility Committee; the Environmental, Health and Safety Committee; and the Finance and Risk Management Committee, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by the Board. Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees with risk oversight responsibilities meets several times each year. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After the committee meetings, each committee reports to the Board, sometimes without the Chief Executive Officer present, for discussion of issues and findings, as well as the Board’s recommendations of appropriate changes or improvements.

  Independence

Each of Mses. Foran and Walter, and Messrs. Abraham, Atkins, Batchelder, Feick, Gutierrez, Klesse and Poladian has been determined by the Board of Directors as meeting the independence standards set forth in the NYSE Listed Company Manual. In making its determination of independence, the Board considered, as disclosed in the “Compensation of Directors” table on page 45, Occidental’s matching of gifts made by certain of the directors to charitable organizations. All committees of the Board are currently composed entirely of independent directors.

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  Board and Independent Director Meetings

The Board of Directors held six regular meetings during 2015, including five executive sessions at which no members of management were present. Ambassador Edward P. Djerejian, the former Chairman of the Board, presided over two executive sessions of the Board and Mr. Batchelder, the Chairman of the Board since May 2015, presided over three executive sessions. Each incumbent director attended at least 75 percent of the meetings, held during his or her tenure, of the Board of Directors and the committees of which he or she was a member and was eligible to attend. All of the directors serving at the time attended the 2015 Annual Meeting of Stockholders. Attendance at the Annual Meeting of Stockholders is expected of directors as if it were a regular meeting of the Board.

Other Governance Matters

  Stockholder Nominations of Director Candidates

In 2015, the Board of Directors amended Occidental’s by-laws to permit a group of up to 20 stockholders, collectively owning 3% or more of Occidental’s outstanding common stock continuously for at least three years, to nominate and include in Occidental’s proxy materials directors constituting up to 20% of the Board, but not less than two directors, provided that the stockholder(s) and the nominee(s) meet the requirements of the by-laws. At the direction of the Board, Occidental’s management engaged in stockholder outreach to discuss the proxy access shareholder proposal prior to the 2015 Annual Meeting, and then re-engaged with Occidental’s stockholders again prior to adoption of the proxy access by-law amendment in the Fall of 2015. In the Fall, stockholders continued to express varying views on proxy access generally, but the principal features of a 3% ownership requirement for 3 years, a group limit of 20, and 20% of the Board but not less than two directors were almost universally supported by the stockholders that favored proxy access rights. Management also solicited stockholder feedback on the various safeguards to proxy access that had emerged and stockholders were receptive to the conditions that were encapsulated in Occidental’s adopted proxy access by-law amendment, which are intended to reduce the likelihood that the proxy access right will be misused by special interest groups to the detriment of the majority of Occidental’s stockholders. Further, Occidental engaged with a representative of the proponent of the proxy access stockholder proposal, and Occidental included requested language regarding the aggregation of certain related funds to be counted as one stockholder based on those discussions. As a result of these engagement efforts, Occidental’s Board believes that the proxy access by-law, as adopted, is in the best interest of Occidental’s stockholders and represents a thoughtful balance of views expressed by Occidental’s stockholders. For more information on proxy access and other procedures to recommend or nominate candidates to Occidental’s Board of Directors, see “Nominations for Directors for Term Expiring in 2018” on page 62.

  Related Party Transactions

Pursuant to Occidental’s Conflict of Interest Policy and Code of Business Conduct, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board of Directors. All potential conflicts of interest must be reported to a designated compliance officer. In addition, each director and executive officer is required to complete an annual questionnaire that requires disclosure of any transaction between Occidental and the director or executive officer or any of his or her affiliates or immediate family members. In 2015, there were no related party transactions in which Occidental or its subsidiaries were participants and in which any director or executive officer of Occidental had a direct or indirect material interest.

A summary of the Conflict of Interest Policy is included in Occidental’s Code of Business Conduct which can be found at www.oxy.com/Investors/Governance.

  Communications with Board Members

Stockholders and other interested parties may communicate with any director by sending a letter to such director’s attention in care of Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless a director has requested the Corporate Secretary to forward correspondence unopened.

  Director Education

In 2015, directors participated in various corporate director and compliance programs held by universities and corporate director, governance, legal and investor professional organizations, including the NYSE and the National Association of Corporate Directors, as attendees or as presenters.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements, objectives and principles of Occidental’s executive compensation program, compensation decisions made in 2015 and the factors the Executive Compensation Committee (Compensation Committee) considered in making those decisions.

Our named executive officers for 2015 appearing in this Proxy Statement are:

Name	Position
Stephen I. Chazen	Chief Executive Officer
Vicki A. Hollub	President and Chief Operating Officer
Edward A. Lowe	Executive Vice President and President, Oxy Oil and Gas — International
Marcia E. Backus	Senior Vice President, General Counsel and Corporate Secretary
Christopher G. Stavros	Senior Vice President and Chief Financial Officer

2015 Business Performance Highlights

Occidental is one of the largest oil and gas companies based in the U.S. measured by market capitalization of approximately $51.6 billion as of December 31, 2015. A list of key 2015 business performance highlights is below. Please see Occidental’s Annual Report on Form 10-K for the year ended December 31, 2015 (Form 10-K) for more information about these highlights and other performance measures, the factors that affect Occidental’s results and risks associated with future performance.

•	Ended the year with total cash on the balance sheet of $4.4 billion;
•	Grew company-wide production volume by 81,000 barrels of oil equivalent (BOE) per day to an average of 652,000 BOE per day, an approximate 14% increase from 2014 levels;
•	Al Hosn reached full production capacity and delivered an average of 35,000 BOE per day of production;
•	Reduced operating costs by 14%, reduced selling, general and administrative costs by 16% and cut the average drilling and completion costs in the Permian Basin by 33%; and
•	Continued on-schedule construction of the OxyChem ethylene cracker, on-time and on-budget, which is expected to become commercially operational in early 2017.
With respect to strategic review initiatives, Occidental:
•	Sold its interest in the Williston Basin in November 2015 and classified the Piceance Basin assets as held for sale at December 31, 2015; and
•	Minimized or ceased involvement in non-core operations in the Middle East and North Africa.

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Highlights of Compensation Program Policies and Practices for Named Executive Officers

What We Do	What We Don’t Do
Majority of named executive officer compensation is at-risk and performance-based, which links pay to performance	No accelerated vesting of equity awards in the event of a change-in-control without a qualifying termination under the 2015 Long-Term Incentive Plan
All long-term incentive awards are payable solely in stock	No individual change-in-control contracts
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholder interests	No backdating or repricing of stock options
Executive stock ownership guidelines are market-competitive	No hedging of Occidental’s common stock by directors or executive officers
Golden Parachute Policy providing that named executive officers cannot receive golden parachute payments in excess of 2.99 times his or her base salary and bonus, unless approved by stockholders	No “golden coffin” provisions

Stockholder Approval of Executive Compensation and Ongoing Engagement

At the 2015 Annual Meeting, stockholders continued to express their support of Occidental’s executive compensation program, as approximately 97% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation. The Compensation Committee interpreted this strong level of stockholder support as affirmation of the elements and objectives of Occidental’s executive compensation program. Occidental is committed to responsiveness to stockholders’ views and to continually reviewing its practices with respect to executive compensation. During 2015, members of the management team engaged with many of Occidental’s largest stockholders regarding executive compensation, as well as the Chief Executive Officer transition and environmental, social and governance issues, including the parameters of the proxy access by-law adopted by Occidental in 2015.

2015 Executive Compensation Program Decisions

Subsequent to the 2015 Annual Meeting, the Compensation Committee considered the following factors in determining the direction and structure of the 2015 compensation program:

•	Depressed commodity prices, which have a substantial impact on Occidental’s financial performance. For example, the average West Texas Intermediate (WTI) oil price was $93.00 per barrel in 2014 and $48.80 per barrel in 2015, or a decrease of approximately 48%,

•	The 2014 executive compensation program and the results of the “say-on-pay” vote (approximately 97% of voting stockholders voted FOR Occidental’s 2014 advisory vote on executive compensation),

•	Occidental’s performance relative to its goals,

•	The extent to which the compensation of each named executive officer is aligned with the results of the executive’s business unit,

•	Occidental’s succession planning efforts and the desire for organizational stability during the succession process,

•	Compensation practices of peer companies, and

•	Compensation surveys and other materials regarding general and executive compensation.

While many of the features of the 2014 compensation program were retained in light of the strong stockholder support the program received at the 2015 Annual Meeting, the Compensation Committee implemented certain changes as a result of an analysis of the above-listed factors. The principal adjustments to the executive compensation program in 2015 are as follows:

•	New Performance-Based Award. The Compensation Committee replaced the Restricted Stock Incentive (RSI) award, which was based on achieving a cumulative net income goal, with a performance-based Performance Retention Incentive (PRI) award based on attaining positive GAAP earnings per share (EPS). The Compensation Committee believes that EPS is a more suitable performance metric due to the difficulty in setting an appropriate cumulative net income goal during a period of significant volatility in commodity prices.

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•	TSR Award. The maximum payout of the TSR award was increased from 150% of target to 200% of target, which is consistent with the maximum payout percentage used by each of the other companies in Occidental’s peer group that granted TSR awards in 2014. As in prior years, above-target payouts of the TSR award require that Occidental’s TSR is positive and outperforms the S&P 500 Index.

•	ROCE and ROA Awards. The Compensation Committee lowered the performance levels required to obtain threshold, target and maximum payout of the 2015 Return on Capital Employed (ROCE) and Return on Asset (ROA) awards from 2014 levels to more appropriately align the performance goals with expected results based on projections for future performance at the grant date, which is largely influenced by commodity prices. The Compensation Committee believes that the performance levels remain challenging and that the maximum payout scenario reflects achievement of superior performance. In addition, the Compensation Committee refined the mechanism for automatically adjusting the 2015 ROCE and ROA target and maximum performance goals up and down due to fluctuations in the price of WTI crude oil, as further described on page 24. No adjustments were made to the outstanding 2013 and 2014 awards.

•	Annual Cash Incentive. The performance metrics underlying the Annual Cash Incentive award were expanded to include, in addition to a core earnings per share (Core EPS) target, an operational cost savings component referred to as total cost per barrel (TCPB), in order to increase alignment of the Annual Cash Incentive with Occidental’s short-term goals. Although performance against the TCPB metric and individual performance of the named executive officers may have warranted payment under the Annual Cash Incentive, the Compensation Committee determined that cash payouts were not in the best interest of Occidental’s stockholders in light of depressed commodity prices. In order to reward the accomplishments of the executive team, which are described under “2015 Performance and Compensation Considerations” on page 25, the Compensation Committee granted the named executive officers, other than Mr. Chazen, a special grant of time-based restricted stock units (RSUs) as further described under “Elements of the 2015 Compensation Program — Executive Incentive Compensation Plan Award (Annual Cash Incentive).”

These compensation decisions are described in greater detail throughout the remainder of this Compensation Discussion and Analysis.

Mr. Chazen’s Compensation. Since a redesign of the executive compensation program in 2013, the Compensation Committee has employed a compensation program for the current Chief Executive Officer, Mr. Chazen, that is separate from the compensation program for the other named executive officers. As in 2013 and 2014, Mr. Chazen was not eligible in 2015 for an Annual Cash Incentive award pursuant to an arrangement between the Board and Mr. Chazen. For details regarding the Compensation Committee’s decisions with respect to Mr. Chazen’s compensation in 2015, please see “Individual Compensation Considerations” beginning on page 26.

Chief Executive Officer Succession Plan. In December 2015, the Board of Directors promoted Ms. Hollub to President and Chief Operating Officer and appointed her to the Board. As part of the previously disclosed succession plan, the Board also announced that Ms. Hollub will succeed Mr. Chazen as Chief Executive Officer of Occidental effective at the 2016 Annual Meeting. In making compensation decisions in 2015, the Compensation Committee considered, among other things, Ms. Hollub’s increasing responsibilities, as further described below in “Individual Compensation Considerations” beginning on page 26.

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Overview of the 2015 Executive Compensation Program Elements

The majority of compensation for the named executive officers is based on the long-term performance of Occidental. The elements of our 2015 executive compensation program are summarized in the table below and are described further under “Elements of the 2015 Compensation Program” on page 21. A discussion of how we calculate Return on Capital Employed (ROCE) and Return on Assets (ROA), including a mechanism providing for automatic adjustments to established thresholds to moderate the effect of volatile commodity prices, is included under “Elements of the 2015 Compensation Program–Long-Term Compensation–Summary of Long-Term Incentive Awards” on page 24.

	COMPENSATION ELEMENT	OBJECTIVE	FORM OF PAYOUT	HOW PAYOUT VALUE IS CALCULATED	KEY 2015 DECISIONS
FIXED	Base Salary	Provide competitive fixed pay for fulfilling job requirements.	Cash	Review of compensation surveys, publicly available peer company data, internal equity and individual responsibilities and performance.

•   No change for Messrs. Chazen, Lowe and Stavros.

•   Ms. Hollub had an increase of 20% and 24% in May and December 2015, respectively, commensurate with her promotions and increasing responsibilities; increase of 10% for Ms. Backus.

Annual Cash Incentive	Motivate financial and operational performance over a one-year period.	Cash	Target amounts are set based on compensation surveys, publicly available peer company data and each executive’s ability to influence Occidental’s performance for the year.

60% of target is performance-based (Total Cost per Barrel (TCPB) and core Earnings per Share (Core EPS)); 40% of target is discretionary.

•   As in 2013 and 2014, Mr. Chazen was not eligible for an Annual Cash Incentive in 2015.

•   Targets unchanged from 2014 levels for all other named executive officers, except Ms. Hollub, who received a 20% increase commensurate with her promotion.

•   No payout of the performance-based portion of the Annual Cash Incentive was earned. The Compensation Committee determined payout of the discretionary Bonus portion was not in the best interest of Occidental’s stockholders in light of depressed commodity prices.

VARIABLE	Long-Term Return on Capital Employed (ROCE) and Return on Assets (ROA) Stock Awards	Reward efficient capital allocation and profitable operations at Occidental and business unit levels over a three-year period.	Stock	ROCE (for corporate executives) and ROA (at division and regional unit levels for operating executives) targets, adjusted up or down to moderate the effect of commodity prices.	• Accounts for 50% of value of long-term incentives for Mr. Chazen.(1) • Accounts for 25% of value of long-term incentives for the other named executive officers; a decrease from 40% in 2014.(1)
	Long-Term Total Shareholder Return (TSR) Stock Award	Reward higher returns in Occidental’s common stock over a three-year period. Highly aligned with stockholder interests.	Stock	Compare TSR to peer group and S&P 500 Index performance. If Occidental’s TSR is negative or does not exceed the TSR of the S&P 500 Index, payout is capped at target.	• Accounts for 0% of long-term incentives for Mr. Chazen; unchanged from 2014.(1) • Accounts for 25% of long-term incentives for the other named executive officers; a decrease from 30% in 2014.(1)
	Long-Term Performance Retention Incentive (PRI) Award	Reward achievement of positive earnings per share over a one- to seven-year period, depending on the timing of the achievement of the performance criteria.	Stock	Paid at zero if earnings per share is negative over the relevant performance period and at target if earnings per share is positive over the relevant performance period. No above-target payout.	• The PRI award replaces the prior Restricted Stock Incentive (RSI) award. • Accounts for 50% of long-term incentives for all of the named executive officers.(1)

(1)	Percentages shown are based on target performance and grant date stock price.

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Allocation of Compensation Elements

The allocation of the compensation elements in 2015 to the named executive officers is shown below and is based on compensation as reported in the Summary Compensation Table (see page 32). Consistent with Occidental’s philosophy on executive compensation, the majority of named executive officer compensation is “at risk” and can only be realized if Occidental meets certain performance goals.

Philosophy and Principles of Executive Compensation

The Compensation Committee measures executive performance by evaluating both long-term performance of Occidental and the consistent achievement of short-term financial and operational goals. This approach is designed to link executive compensation to company performance and help maximize value creation for Occidental’s stockholders.

Pursuant to its charter, the Compensation Committee is guided by the following principles in making executive compensation decisions:

•	Emphasize pay for performance and encourage retention of those employees who enhance the performance of Occidental;

•	Promote ownership of Occidental’s common stock to align the interests of management and stockholders;

•	Maintain an appropriate balance between base salary, long-term and annual incentive compensation; and

•	Link cash incentive compensation to the achievement of financial goals set in advance by the Compensation Committee.

The Compensation Committee developed a compensation program designed not only to be consistent with industry practice, but also to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Occidental’s long-term strategic objectives.

Participants in the Executive Compensation Decision-Making Process

The Compensation Committee is responsible for, among other things, annually reviewing all aspects of the Chief Executive Officer’s compensation, as well as annually reviewing and approving the compensation of all other executive officers. In performing these duties, the Compensation Committee obtains input, advice and information from senior management, members of Occidental’s executive compensation group and compensation consultants, as further described below. The Compensation Committee also considers the views expressed by Occidental’s investors and stockholder advisory groups in determining executive compensation. The Compensation Committee uses publicly available data regarding the executive compensation practices of peer companies (defined below) as an additional tool, but does not benchmark executive compensation to a specific percentile within the peer group.

Role of Senior Management. Mr. Chazen made recommendations regarding the compensation package for each of the other named executive officers to the Compensation Committee. Mr. Chazen and the senior executive in charge of Human Resources or the Senior Vice President — Business Support were present for a portion of each of the Compensation Committee meetings, but were not present when compensation decisions regarding Mr. Chazen were discussed and made. Mr. Chazen’s compensation package is set only by the Compensation Committee. Senior members of the Human

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Resources team and other members of senior management interact with compensation consultants as necessary and prepare materials for each Compensation Committee meeting to assist the committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

Role of Compensation Consultants. In 2015, Occidental participated in compensation surveys conducted by independent compensation consultants in order to better understand general external compensation practices, including with respect to executive compensation. From time to time, Occidental, through its executive compensation group or the Compensation Committee, engages a consultant to provide advice on specific compensation issues. In 2015, the Compensation Committee engaged Pay Governance LLC as its compensation consultant to provide advice on various executive compensation matters. The Compensation Committee reviewed the independence of Pay Governance LLC under the Securities and Exchange Commission rules, the New York Stock Exchange (NYSE) Listed Company Manual standards, and Occidental’s Independent Compensation Consultant Policy and found it to be independent and without conflicts of interest.

Role of Peer Companies. In order to evaluate and understand how Occidental’s executive compensation program compares within the oil and gas industry, particularly with respect to types of awards, performance metrics for awards and reported levels of compensation, the Compensation Committee reviewed information regarding oil and gas industry and peer group company executive compensation practices, programs and data that were publicly disclosed or available. Additionally, the Compensation Committee reviewed and considered broad-based compensation surveys and related materials. The information was used merely as a reference and not to establish compensation benchmarks, as Occidental does not benchmark executive compensation to a specific percentile within the peer group.

Occidental’s peer group consists of the following peer companies:

Company	Ticker
Anadarko Petroleum Corporation	APC
Apache Corporation	APA
Canadian Natural Resources Limited	CNQ
Chevron Corporation	CVX
ConocoPhillips	COP
Devon Energy Corporation	DVN
EOG Resources, Inc.	EOG
ExxonMobil Corporation	XOM
Hess Corporation	HES
Marathon Oil Corporation	MRO
Total S.A.	TOT

The Compensation Committee designated this group of companies as the peer group for purposes of the TSR awards granted in 2015.

Risk Assessment of Compensation Policies and Practices

Although the executive compensation program has a high percentage of pay that is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that the program, through a balanced set of performance metrics, enhances Occidental’s business performance by encouraging appropriate levels of risk-taking by executives. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Occidental and its stockholders is mitigated by several factors:

•	Program elements that use both annual and longer-term performance periods;

•	Transparent financial performance metrics that use absolute and relative measures readily ascertainable from public information;

•	Use of external performance metrics, such as TSR, for a portion of the long-term performance-based incentive awards;

•	Relative nature of the TSR performance measure, which neutralizes the impact that volatile oil prices have on Occidental’s TSR;

•	Forfeiture and recoupment provisions for awards in the event of violations of Occidental’s Code of Business Conduct;

•	Adjustment of threshold performance levels for ROCE and ROA awards to moderate the effects of commodity prices on performance levels achieved;

•	Payouts of long-term incentive awards that are 100% in stock rather than cash; and

•	Market-competitive stock ownership guidelines for executives.

Elements of the 2015 Compensation Program

Salary and Other Annual Compensation. The Compensation Committee believes that overall executive compensation should include elements that reward executives on a market-competitive basis for consistent performance of job requirements and achievement of certain short-term goals which, over time, contribute to long-term growth of stockholder value. Consistent with the Compensation Committee’s goal of emphasizing long-term compensation, base salary and other annual compensation represented, on average, less than 25% of the 2015 compensation packages of the named executive officers. Short-term compensation includes base salary and certain other annual compensation and employee benefits, plus an Executive Incentive Compensation Plan award (Annual Cash Incentive). Certain other compensation and employee benefits that apply to the named executive officers, such as perquisites and contribution plan arrangements, are described under “Other Compensation and Benefits” beginning on page 29.

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Executive Incentive Compensation Plan Award (Annual Cash Incentive). The Annual Cash Incentive is composed of a Non-Equity Incentive performance-based portion (60% of the target Annual Cash Incentive) and a discretionary Bonus portion (40% of the target Annual Cash Incentive) for all named executive officers, other than Mr. Chazen, who is not eligible to receive an Annual Cash Incentive pursuant to an arrangement between the Board and Mr. Chazen. The Compensation Committee sets a target Annual Cash Incentive amount for each senior executive, including the named executive officers, based on a review of commercially available compensation surveys, other publicly available information, internal pay equity and total compensation objectives. In addition, the Compensation Committee considers each executive’s ability to influence Occidental’s performance during the one-year performance period.

Non-Equity Incentive Award (Performance-Based Portion). The Non-Equity Incentive award is a performance-based cash award that is based on Occidental’s performance during the year as measured against (i) a Total Cost per Barrel (TCPB) target and (ii) a core earnings per share (Core EPS)1 target, weighted at 40% and 20% of the target overall Annual Cash Incentive award, respectively, each as established by the Compensation Committee in the first ninety days of 2015.

•	Total Cost per Barrel (TCPB). TCPB was added as a new performance metric in 2015 because of Occidental’s increased focus on operational efficiency, particularly in connection with the sharp decline in commodity prices. TCPB is defined as the total cost per barrel of oil produced and includes: capital spending, operating expenses and general and administrative expenses, exclusive of environmental cost centers and the chemicals business. The Compensation Committee determined that TCPB was an appropriate performance metric to underlie the Non-Equity Incentive award because it aligned with Occidental’s goal of focusing its employees on generating free cash flow in a period of depressed commodity prices. In February 2015, the Compensation Committee set the target TCPB at $40.00 and retained discretion for awarding payouts for achievement above or below the target TCPB from 0% to 200% of target. The Compensation Committee believed this to be a challenging target that would reflect a significant reduction in costs, as TCPB for 2014 was $61.65.

Occidental’s TCPB at year-end 2015 was $40.24. While this reduction was a significant accomplishment, representing a decrease in costs of $21.41 per barrel, or over 30%, of prior-year costs, the Compensation Committee, in consultation with senior management, determined that it was not in the best interest of stockholders to award any payout under TCPB in light of the need to preserve cash in the depressed commodity price environment.

•	Core Earnings per Share (Core EPS). As in prior years, Core EPS was chosen as a performance metric to underlie the Annual Cash Incentive for the named executive officers because Core EPS directly impacts stockholder value, is a transparent and readily determinable measure of annual performance and rewards the executives for current operating performance. In February 2015, the Compensation Committee set the Core EPS target at $3.00 per share, with Core EPS of $3.00 or more per share paying out at target and Core EPS of $2.99 per share or less resulting in no payout. The target was chosen based on earnings sufficient to cover the estimated annualized dividend rate.

Because Occidental’s Core EPS for 2015 was less than $3.00 per share, payout under the Core EPS portion of the Annual Cash Incentive award was not earned.

Bonus Award (Discretionary Portion). The Bonus portion of the Annual Cash Incentive is a discretionary cash award designed to link incentive compensation directly to the performance of the particular executive. Payout is determined by the Compensation Committee’s subjective assessment of an executive’s handling of certain key performance areas within such executive’s area of responsibility, as well as the executive’s response to unanticipated challenges during the year. Payout of the Bonus may range from 0% to 200% of target. In evaluating an executive officer’s performance, the Compensation Committee considers the following key performance areas, among other things:

•	Organizational development;

•	Succession planning;

•	Functional and operating accomplishments;

•	Governance and ethical conduct;

•	Health, environment and safety responsibilities; and

•	Encouragement of diversity and inclusion.

While the Compensation Committee felt that each named executive officer excelled in his or her position, the Compensation Committee determined it was not in the best interest of Occidental’s stockholders to award any Bonus to the named executive officers in light of depressed commodity prices.

Special Grant of Restricted Stock Units. In February 2016, the Compensation Committee determined that a special grant of time-based restricted stock units (RSUs) to the named executive officers, other than Mr. Chazen, was appropriate to recognize the accomplishments of the executives, which contributed to Occidental’s strong production growth, lowered cost structure, continued execution of the strategic review, preservation of a solid balance sheet during a time of challenging market conditions, and to incentivize retention. The time-based RSUs vest ratably over a three-year period, subject to continued employment.

1	For purposes of the Non-Equity Incentive award, “Core, Basic Earnings Per Share” (Core EPS) is computed by excluding the “Significant Items Affecting Earnings” from Occidental’s Net Income and dividing this amount by the weighted-average basic shares outstanding. For a discussion of “Significant Items Affecting Earnings,” see “Management Discussion and Analysis of Financial Condition and Results of Operations” on page 22 of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2015 (the Form 10-K) and, for “Basic Earnings Per Share” see page 64 of the Form 10-K.

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In addition to recognizing 2015 executive performance, the Compensation Committee felt that the special grants were necessary in part because the collapse in commodity prices, which is outside of the control of the executive team, has negated the value of many of the outstanding performance-based stock awards held by the named executive officers. As a result, the outstanding performance-based awards do not serve to incentivize the executives for excellent performance or retain them, which, among other things, are purposes of the performance-based stock awards. The Compensation Committee granted the special RSUs in the following amounts: Ms. Hollub — 25,000; Mr. Lowe — 7,500; Ms. Backus — 15,000; and Mr. Stavros — 15,000. The Compensation Committee determined that these amounts were appropriate based on the accomplishments of the executive team, as described under “2015 Performance and Compensation Considerations” on page 25, and the individual contributions of each named executive officer, as described under “Individual Compensation Considerations” beginning on page 26. The grant date value of each restricted stock unit is equivalent to the closing price of Occidental’s common stock on the NYSE on February 17, 2016, the date of grant. In accordance with SEC rules, these grants are not reflected in the Summary Compensation Table on page 32 or in the Grants of Plan-Based Awards table on page 34 but will be included in the compensation tables in Occidental’s proxy statement for the 2017 Annual Meeting.

Special One-Time Grant of Stock Options. In February 2015, the Compensation Committee determined that, in combination with the Bonus portion of the Annual Cash Incentive awards paid to each named executive officer (other than Mr. Chazen) for 2014, a one-time grant of stock options was appropriate to recognize the accomplishments of the executive team in 2014. The stock option awards vest ratably over a three-year period and have a seven-year term. The option grants have a strike price of $79.98 per share, Occidental’s closing common stock price on February 11, 2015, the date of grant. In accordance with SEC rules, the stock options are included in the Summary Compensation Table on page 32 and the Grants of Plan-Based Awards Table on page 34, because they were granted in 2015, but, as described above, the stock options were intended to recognize 2014 accomplishments so they are not considered an element of the 2015 compensation program.

Long-Term Compensation. This portion of the executive compensation program consists of performance-based stock awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value. The Compensation Committee believes that long-term compensation should represent the largest portion of each executive’s total compensation package and that the levels of payout should reflect Occidental’s performance levels. During the process of determining the value of the long-term component of each named executive officer’s compensation package for 2015, the Compensation Committee evaluated many factors, including the following:

•	Alignment of executive and stockholder interests in achieving long-term growth in stockholder value;

•	Ensuring that maximum payouts are made only for superior performance;

•	Comparability with the compensation programs of peer companies;

•	Alignment of the named executive officer’s compensation with the performance of the executive’s business unit;

•	Impact of depressed commodity prices on Occidental’s stock price and financial performance;

•	Allocation of total compensation between long-term and short-term components; and

•	Optimization of the tax deductibility requirements of Section 162(m) of the Internal Revenue Code.

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Summary of 2015 Long-Term Incentive Award Program

	Compensation Component	Return on Capital Employed (ROCE) Award	Return on Assets (ROA) Awards	Total Shareholder Return (TSR) Award	Performance Retention Incentive (PRI) Award
	PERFORMANCE PERIOD	3 Years(1)	3 Years(1)	3 Years(1)	1-7 Years(6)
	FORM OF PAYOUT	Stock	Stock	Stock	Stock
	PERFORMANCE BASIS	Return on Capital Employed(2)	Return on Assets for Oil and Gas segment as a whole (ROA-Total) or for the Middle East/North Africa region (ROA-MENA)(4)	TSR ranking within peer group, TSR being positive or negative, and TSR of S&P 500 Index(5)	Positive GAAP EPS over the applicable one-year performance period or the cumulative performance period
	Minimum Payout	0%	0%	0%	0%
	Performance Resulting in Minimum Payout	ROCE < 2%(3)	ROA-Total < 2%(3) ROA- MENA < 2%(3)	TSR ranking between 10 and 12 out of 12 peer companies (i.e., bottom three companies)	Negative GAAP EPS (6)
	Threshold Payout	25%	25%	25%	—
	Performance Required for Threshold Payout	ROCE = 2%(3)	ROA-Total = 2%(3) ROA-MENA = 2%(3)	TSR ranking of 9 out of 12 peer companies	—
	Target Payout	100%	100%	100%	100%
PAYOUT RANGE	Performance Required for Target Payout	ROCE = 8%(3)	ROA-Total = 8%(3) ROA-MENA = 8%(3)	TSR ranking between 3 and 8 out of 12 peer companies based on linear interpolation	Positive GAAP EPS
	Maximum Payout	200%	200%	200%	No above-target payout
	Performance Required for Maximum Payout	ROCE ≥ 12%(3)	ROA-Total ≥ 14%(3) ROA-MENA ≥ 20%(3)	TSR ranking of 1 or 2 out of 12 peer companies (i.e., top two companies) If Occidental’s TSR is negative or does not exceed the TSR of the S&P 500, payout is capped at target.(5)	—
	CHANGE IN CONTROL	For each of the 2015 awards, in the event of a change in control, the applicable performance condition is deemed satisfied at the target level and 100% of the target number of shares subject to the award is converted to time-vesting restricted stock. These shares will (A) fully vest if the grantee (i) remains employed through the original vesting date of the award, or (ii) is terminated without cause or resigns for good reason within 12 months following the change in control and (B) pro rata vest if the grantee (i) is terminated due to death or permanent disability or (ii) is terminated without cause or retires with Occidental’s consent following the 12 month anniversary of the change in control.
	FORFEITURE PROVISIONS	Forfeiture provisions of the awards based on various termination circumstances are described in more detail in the “Potential Payments” tables and the footnotes thereto, beginning on page 39.
	ADJUSTMENTS	Pursuant to the terms of the awards, the ROCE and ROA thresholds shown herein in the “Payout Range” are subject to adjustment at the end of the performance period, up or down, to moderate the effects of volatile commodity prices. For every $0.01 change in the three-year actual average West Texas Intermediate (WTI) price at the end of the performance period versus the three-year average forward strip price as of the grant date, a corresponding 0.002% adjustment to the targets will be made; provided, however, that any adjustment will not result in a minimum threshold of less than 2%.
	HOLDING PERIOD	The named executive officers are required to hold at least 50% of the net after-tax shares, if any, received under the award until the executive fulfills the executive stock ownership guidelines (page 30).
	TAX DEDUCTIBILITY	All awards are intended to satisfy the tax deductibility requirements of Section 162(m) of the Internal Revenue Code (page 31).

(1)	For the ROCE and ROA awards, the three-year performance period began on January 1, 2016 and ends on December 31, 2018. For the TSR award, the three-year performance period began on July 1, 2015 and ends on June 30, 2018.
(2)	ROCE is the percentage obtained by dividing (i) the sum of the annual Net Income attributable to common stock for the company, after adding back after-tax interest expense, for each year in the performance period, by (ii) the sum of the Average Capital Employed (long-term debt plus stockholders’ equity) for each year in the performance period. For purposes of the foregoing calculation, “Net Income” and “Average Capital Employed” are as reported for the applicable year in Occidental’s Annual Report on Form 10-K. Payouts will be linearly interpolated between the threshold payout percentage and the maximum payout percentage shown in the table.
(3)	The performance level required for payout is subject to automatic adjustment up or down based on positive or negative fluctuations in WTI price; provided, however, that any adjustment will not result in a minimum threshold of less than 2%. See “Adjustments” row in the table above.
(4)	ROA is the percentage obtained by dividing (i) the sum of the annual Net Income for the Oil and Gas Segment (Total or MENA) for each year in the performance period by (ii) the sum of the Assets for the Oil and Gas Segment (Total or MENA) for each year in the performance period. For purposes of the foregoing calculation, “Net Income” is Results of Operations for the Oil and Gas Segment (Total or MENA) for the applicable year and “Assets” will be the Net Capitalized Costs (Total or MENA) for the applicable year, in each case as reported in the Supplemental Oil and Gas Information contained in Occidental’s Annual Report on Form 10-K. For purposes of the foregoing sentence, “Assets” will reflect all acquisitions, divestures and write downs during the performance period unless the senior management of Occidental recommends exclusion and the Compensation Committee agrees. Payouts will be linearly interpolated between the threshold payout percentage and the maximum payout percentage shown in the table.
(5)	Payout percent for the TSR award is determined by Occidental’s TSR performance over the performance period as compared to the peer group.
(6)	The PRI award vests in four equal annual tranches, generally subject to continued employment through the applicable vesting date for each tranche. If the performance goal or cumulative performance goal, as applicable, for any such tranche is not achieved by June 30, 2022, the shares subject to the tranche are forfeited in their entirety.

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Return on Capital Employed (ROCE) Award. The ROCE award is designed to ensure a high level of executive focus on one of Occidental’s key objectives of ensuring efficient use of capital. This award is denominated in performance share units (PSUs), each of which is equivalent to one share of common stock. Key terms of the award are set forth in the table on page 24. Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on PSUs earned. For 2015, these awards were granted to the following named executive officers with primarily corporate level responsibilities: Messrs. Chazen and Stavros and Mses. Hollub and Backus.

Return on Assets (ROA) Awards. The ROA awards are designed to reward operating unit executives for performance within their direct areas of responsibility and influence. These awards are denominated in PSUs, each of which is equivalent to one share of common stock. Key terms of the awards are set forth in the table on page 24. Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on PSUs earned. For 2015, these awards were granted to Mr. Lowe, who received one ROA-Total award and one ROA award based on the return on assets of the Middle East/North Africa region (ROA-MENA), the regional oil and gas division for which Mr. Lowe is responsible.

Total Shareholder Return (TSR) Award. The Compensation Committee believes that the comparison of Occidental’s TSR over a specified period of time to peer companies’ returns over that same period is an objective external measure of Occidental’s effectiveness in translating its results into stockholder returns. TSR is the change in price of a share of common stock plus reinvested dividends, over a specified period of time, and is an indicator of management’s achievement of long-term growth in stockholder value. The TSR awards use both comparative peer company (see page 21 for a discussion of the peer group) and S&P 500 Index TSRs to determine payout amounts and are not based on internal performance metrics. The TSR awards are denominated in PSUs, each of which is equivalent to one share of common stock. The percentage of such number of PSUs that will be payable at the end of the three-year performance period, which runs from July 1, 2015 through June 30, 2018, will depend on Occidental’s TSR performance as described in the table on page 24. If Occidental’s TSR is negative or does not exceed the TSR of the S&P 500 over the performance period, then, regardless of Occidental’s ranking within the peer group, the payout of the TSR award is capped at target. Cumulative dividend equivalents will be paid at the end of the three-year performance period and will be paid only on PSUs earned. For 2015, TSR awards were granted to each named executive officer other than Mr. Chazen.

Performance Retention Incentive (PRI) Award. The PRI award introduced in 2015 replaced the Restricted Stock Incentive (RSI) award. The PRI awards are denominated in PSUs, each of which is equivalent to one share of common stock. The PRI award is designed to retain Occidental’s executive officers in a period of depressed commodity prices and reward Occidental’s senior executives for achieving positive GAAP EPS. The PRI award vests in four equal annual tranches on the first, second, third and fourth anniversaries of the grant date, generally subject to continued employment through the applicable vesting date. Payout of each tranche is subject to achievement of the performance goal, which is either (i) attainment of positive GAAP EPS during the tranche’s applicable one-year performance period or (ii) attainment of positive GAAP EPS, on a cumulative basis, during the period commencing on the first day of the tranche’s applicable one-year performance period and ending on any June 30 during the tranche’s cumulative performance period, which continues through June 30, 2022. If the performance goal is not met, the PSUs subject to such tranche will be forfeited. Cumulative dividend equivalents will be paid on the PSUs earned. Key terms of the award are set forth in the table on page 24. For 2015, these awards were granted to each named executive officer.

2015 Performance and Compensation Considerations

Led by the executive team, Occidental had a strong year of production growth, lowered its cost structure, executed on its strategic review and maintained a conservative balance sheet despite depressed commodity prices throughout 2015. The following accomplishments of the executive team were considered by the Compensation Committee in making compensation decisions:

Maintained a strong balance sheet and improved the base return on invested capital with a focus on finding and development costs, operating costs and capital efficiency. Occidental’s performance, as demonstrated by key financial measures, has been significantly impacted by the sharp downturn in commodity prices. However, led by the executive team and relying on a disciplined business approach and efficiency-focused operations, Occidental:

•	Maintained a strong balance sheet, high liquidity and an “A” credit rating by all ratings agencies;

•	Continued to decrease capital and operating costs with a focused development program. For example, Permian business units reduced well drilling and completion costs by 33% from prior year levels and Permian EOR continued to drive capital and operating costs lower by enhancing operability and productivity;

•	Reduced selling, general and administrative costs, including costs associated with exiting non-core assets, replacing contract workers with Occidental employees, instituting voluntary severance programs, reducing the expatriate workforce, foregoing salary increases and minimizing bonuses, selling corporate airplanes and hangar, closing the sale of the former California headquarters, reducing subscriptions and renegotiating contracts and licenses;

•	Increased worldwide production volume by 81,000 BOE per day, or 14%, to an average of 652,000 BOE per day for 2015;

•	Increased domestic production by 20,000 BOE per day, or 7%, to an average of 312,000 BOE per day in 2015 including a 25,000 barrels per day, or 15%, increase in domestic oil production to an average 187,000 barrels per day;

•	Achieved domestic oil and gas drilling cost reductions of 21% from year-end 2014 levels; and

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•	Increased the annualized dividend by 4.2%, the fourteenth consecutive increase over the last 13 years. The total increase in the annual dividend rate from 2002 is 500%.

Enhanced the value of Occidental’s portfolio of assets, with a focus on profitable growth opportunities for the oil and gas segment, both domestically and internationally. Throughout 2015, Occidental made a series of asset investment decisions which allowed it to focus its inventory of oil and gas development on projects where Occidental has the depth and scale that will fuel future growth. Results of those efforts included:

•	Divestment of the Williston Basin assets, which closed in November 2015;

•	Focus on Permian Basin non-conventional opportunities resulting in 35,000 BOE per day, or 47%, production growth year-over-year;

•	Commencement of production at Al Hosn in early 2015. Total year production was 35,000 BOE per day, and the operations reached full capacity in the second half of 2015 with fourth quarter production averaging 60,000 BOE per day;

•	On-time construction of the OxyChem ethylene cracker, which is expected to become commercially operational in early 2017; and

•	As a result of maintaining production amid low oil prices, Occidental was named “E&P Company of the Year” at the third annual Oil & Gas Awards.

Implemented the Board-approved strategic review action items in a timely, beneficial and efficient manner. As part of a multi-year process to streamline and focus operations to better execute Occidental’s long-term strategy and enhance value for stockholders, Occidental continued to pursue strategies to substantially reduce its activities and exposure to non-core operations in Bahrain, Iraq, Libya, and Yemen, which will improve the profitability and cash flow generation from the Middle East business as Occidental focuses on its core assets in the United Arab Emirates, Qatar and Oman. In addition, Occidental classified its Piceance Basin assets as held for sale at December 31, 2015.

Maintained focus on the Company’s commitment to safety, health, the environment, diversity, governance, social responsibility, and the highest standards of ethical conduct and continuing to foster a collaborative culture. Under the leadership of the executive team, Occidental’s performance in these areas continued to reflect a safety-driven culture and received high praise in 2015 as evidenced by:

•	Occidental’s 2015 employee injury and illness incidence rate (IIR), which was 0.36, and contractor IIR was 1.28. For 20 consecutive years, Occidental’s worldwide employee IIR has been less than 1.0 recordable injury per 100 full-time employees;

•	Occidental was ranked No. 1 in the “Mining, Crude Oil Production” category of Fortune magazine’s World’s Most Admired Companies for the eighth year in a row;

•	2015 Fortune 500 ranked Occidental No. 2 in the Mining, Crude-Oil and Production category in their yearly ranking of America’s largest companies;

•	Occidental ranked No. 5 out of more than 500 companies in the 2015 U.S. Reputation Dividend Report, an analysis of corporate reputation and its impact on shareholder value;

•	The Progressive Policy Institute’s “U.S. Investment Heroes of 2015” ranked Occidental No. 11. This annual report identifies the top 25 companies that continue to invest domestically and whose capital spending is helping to raise productivity and wages across the economy; and

•	Corporate Responsibility Magazine ranked Occidental among the 100 Best Corporate Citizens for 2015, one of the world’s top corporate responsibility rankings. Occidental is the second highest-ranked oil and gas company. Companies are evaluated on their performance in environment, climate change, human rights, employee relations, corporate governance, philanthropy and financials.

Individual Compensation Considerations

In making executive compensation decisions for a given year, the Compensation Committee considers, among other factors, the performance of Occidental and the individual contributions of each named executive officer to Occidental’s overall performance and the performance of the executive’s business unit, as applicable.

  Stephen I. Chazen, Chief Executive Officer

Current Role. Mr. Chazen became Chief Executive Officer in May 2011 and served as Occidental’s President from 2007 to December 2015, and has served on Occidental’s Board of Directors since 2010. As Chief Executive Officer, Mr. Chazen is responsible for all operations, the financial management of Occidental, implementing Occidental’s strategy, and assisting the Board with executive succession planning, corporate strategy development, executive compensation and talent development.

Tenure. Mr. Chazen has been an employee of Occidental for over 22 years.

Performance Assessment. In assessing Mr. Chazen’s accomplishments, the Compensation Committee considered that he is responsible for Occidental’s operations, financial management and for implementing Occidental’s strategy. In setting the total compensation values for Mr. Chazen, the Compensation Committee considered the achievements of the executive team discussed under “2015 Performance and Compensation Considerations” on page 25 and Mr. Chazen’s:

•	Success in maintaining a conservative balance sheet while allocating capital to Occidental’s growth projects where Occidental has the best returns;

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•	Continued focus on diverse representation in leadership positions, as half of Mr. Chazen’s direct reports and 36% of Occidental’s Board of Directors represent diverse groups; and

•	Continued emphasis on identifying and developing the Company’s future leadership. Mr. Chazen has worked with the Management Succession and Talent Development Committee of the Board to ensure that the current and future leadership team is positioned to successfully meet the challenges of a dynamic industry. Specific accomplishments include:

–	Undertaking an in-depth talent review within Occidental to ensure that the next generation of leaders have been identified and are being appropriately developed for positions of increasing responsibility;

–	Preparing Ms. Hollub to succeed him as Occidental’s Chief Executive Officer effective at the 2016 Annual Meeting; and

–	Investing in human capital by construction of the new Midland training center.

In, addition, Mr. Chazen received the Texas Oil & Gas Association’s Distinguished Service Award in October 2015 for his extraordinary service to the oil and gas industry and to the nation during his business career. This award, which dates back to 1936, is the Texas oil and gas industry’s most prestigious honor. Mr. Chazen also served as Chairman of the American Petroleum Institute’s Board of Directors from January 1, 2014 through December 31, 2015.

Compensation Decisions. The Compensation Committee made the following compensation decisions with respect to Mr. Chazen’s compensation package in 2015:

•	Base salary: Unchanged from 2014.

•	Annual Cash Incentive: Not eligible.

•	Long-Term Incentive awards granted in 2015 are included in the Grants of Plan-Based Awards table on page 34.

  Vicki A. Hollub, President and Chief Operating Officer

Current Role. Ms. Hollub became President and Chief Operating Officer and was elected to Occidental’s Board of Directors in December 2015. Ms. Hollub will succeed Mr. Chazen as Chief Executive Officer effective at the 2016 Annual Meeting. Ms. Hollub is responsible for worldwide oil and gas operations, as well as Occidental’s chemical and midstream operations.

Tenure. Ms. Hollub has been an employee of Occidental for over 35 years. Since joining Occidental in 1981, Ms. Hollub has held increasingly significant leadership and technical positions.

Performance Assessment. In assessing Ms. Hollub’s accomplishments, the Compensation Committee considered the achievements of the executive team discussed under “2015 Performance and Compensation Considerations” on page 25 and, specifically, Ms. Hollub’s efforts in successfully lowering Occidental’s cost structure, increased production growth and continuing execution of the strategic review.

Compensation Decisions. In recognition of the significant increase in Ms. Hollub’s responsibilities following her promotions in May and December 2015, the Compensation Committee set Ms. Hollub’s compensation package in 2015 as follows:

•	Base salary: 20% increase in May 2015 in connection with Ms. Hollub’s promotion to Senior Executive Vice President and President, Occidental Oil and Gas, and an increase of 24% in December 2015 in connection with her promotion to President and Chief Operating Officer and election to the Board of Directors. The Compensation Committee determined these increases were appropriate in light of Ms. Hollub’s increasing responsibilities.

•	Annual Cash Incentive: None. The Compensation Committee’s decision with respect to the Annual Cash Incentive is discussed on page 22.

•	Long-Term Incentive awards granted in 2015 are included in the Grants of Plan-Based Awards table on page 34. In addition, the Compensation Committee granted Ms. Hollub a special RSU award in February 2016 to reward 2015 accomplishments. More information regarding this award is on page 22.

  Edward A. Lowe, Executive Vice President and President, Oxy Oil and Gas – International

Current Role. Mr. Lowe has been Executive Vice President of Occidental since February 2015 and President, Oxy Oil and Gas — International since 2009. Mr. Lowe is responsible for Occidental’s international oil and gas operations in the Middle East and North Africa and for the oil and gas segment’s international business development and engineering operations.

Tenure. Mr. Lowe has been an employee of Occidental for over 32 years.

Performance Assessment. In assessing Mr. Lowe’s accomplishments, the Compensation Committee considered the achievements of the executive team discussed under “2015 Performance and Compensation Considerations” on page 25 and, specifically, Mr. Lowe’s leadership in the completion and ramp-up of production of the Al Hosn gas project, which became fully operational in 2015, and the start-up of Block 62 in Oman.

Compensation Decisions. The Compensation Committee set Mr. Lowe’s compensation package in 2015 as follows:

•	Base salary: Unchanged from 2014.

•	Annual Cash Incentive: None. The Compensation Committee’s decision with respect to the Annual Cash Incentive is discussed on page 22.

•	Long-Term Incentive awards granted in 2015 are included in the Grants of Plan-Based Awards table on page 34. In addition, the Compensation Committee granted Mr. Lowe a special RSU award in February 2016 to reward 2015 accomplishments. More information regarding this award is on page 22.

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  Marcia E. Backus, Senior Vice President, General Counsel and Corporate Secretary

Current Role. Ms. Backus has been General Counsel since October 2013 and Senior Vice President and Corporate Secretary since May 2014. Ms. Backus is responsible for overseeing Occidental’s legal department, compliance department and Corporate Secretary functions.

Tenure. Ms. Backus has been an employee of Occidental since October 2013. Previously, Ms. Backus was a partner at the law firm Vinson & Elkins L.L.P.

Performance Assessment. In assessing Ms. Backus’ accomplishments, the Compensation Committee considered the achievements of the executive team discussed under “2015 Performance and Compensation Considerations” on page 25 and, specifically, Ms. Backus’ involvement in negotiations with Ecuador, which led to an agreement by Ecuador to pay Occidental approximately $1.0 billion under a November 2015 arbitration award, her role in the divestment of Occidental’s non-core domestic and international operations and ongoing stockholder engagement.

Compensation Decisions. The Compensation Committee set Ms. Backus’ compensation package in 2015 as follows:

•	Base salary: 10% increase from 2014.

•	Annual Cash Incentive: None. The Compensation Committee’s decision with respect to the Annual Cash Incentive is discussed on page 22.

•	Long-Term Incentive awards granted in 2015 are included in the Grants of Plan-Based Awards table on page 34. In addition, the Compensation Committee granted Ms. Backus a special RSU award in February 2016 to reward 2015 accomplishments. More information regarding this award is on page 22.

  Christopher G. Stavros, Senior Vice President and Chief Financial Officer

Current Role. Mr. Stavros has been Senior Vice President since February 2015 and Chief Financial Officer since July 2014. Mr. Stavros is responsible for Occidental’s tax, treasury and controller functions as well as investor relations and communications and public affairs.

Tenure. Mr. Stavros has been an employee of Occidental for over 11 years.

Performance Assessment. In assessing Mr. Stavros’ accomplishments, the Compensation Committee considered the achievements of the executive team described under “2015 Performance and Compensation Considerations” on page 25 and, specifically, Mr. Stavros’ leadership of Occidental’s financing, accounting and treasury activities, including the issuance of senior unsecured notes in 2015, leadership in reducing costs and maintaining a conservative balance sheet despite depressed commodity prices, overseeing internal controls and procedures in financial reporting and ongoing investor relations and corporate communications activities.

Compensation Decisions. The Compensation Committee set Mr. Stavros’ compensation package in 2015 as follows:

•	Base salary: No change from 2014.

•	Annual Cash Incentive: None. The Compensation Committee’s decision with respect to the Annual Cash Incentive is discussed on page 22.

•	Long-Term Incentive awards granted in 2015 are included in the Grants of Plan-Based Awards table on page 34. In addition, the Compensation Committee granted Mr. Stavros a special RSU award in February 2016 to reward 2015 accomplishments. More information regarding this award is on page 22.

Certification of Previously-Granted Performance Stock Awards

  Total Shareholder Return Awards

In July 2012, the Compensation Committee granted TSR awards denominated in PSUs, each of which was equivalent to one share of common stock, to the then-named executive officers. The TSR awards granted in 2012 were performance-based awards with the ultimate payout based on Occidental’s TSR performance compared to the TSR performance of its peer group during the performance period beginning July 1, 2012, and ending June 30, 2015, and were payable from zero to 100% of the maximum PSUs granted, depending on Occidental’s performance.

In July 2015, the Compensation Committee certified Occidental’s TSR over the performance period, with Occidental ranking eighth out of the twelve companies in the peer group, and, as a result, the payout was at 20% of the maximum number of PSUs granted. The number of shares earned, and the corresponding value realized by the named executive officers, are included in the “Options Exercised and Stock Vested” table on page 38. The below-target payout of these TSR awards, resulting from below-median performance, illustrates the pay-for-performance nature of Occidental’s executive compensation program.

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Other Compensation and Benefits

  Employment Arrangements

Employment agreements, offer letters or retention and severance arrangements may be offered to key executives for recruitment and retention purposes and to ensure the continuity and stability of management.

In February 2013, Occidental provided written arrangements regarding retention payments (Retention Benefits) in certain circumstances for Messrs. Stavros and Lowe and Ms. Hollub, who do not have employment agreements or offer letters that address termination payments and benefits. Pursuant to the Retention Benefits, Ms. Hollub and Mr. Lowe will receive a retention payment of two times, and Mr. Stavros three times, the executive’s then-current annual base salary in one lump sum payment one year after a new Chief Executive Officer starts, provided the covered executive remains employed by Occidental on that date. Ms. Hollub has advised Occidental that she intends to waive the Retention Benefits payment if she is then Chief Executive Officer. The vacation accrual agreement with Mr. Chazen and offer letter with Ms. Backus are discussed under “Potential Payments Upon Termination or Change in Control” beginning on page 39.

  Qualified Defined Contribution Plans

Occidental does not have a defined benefit pension plan that provides named executive officers a fixed monthly retirement payment. Instead, all salaried employees on the U.S. dollar payroll, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans.

Savings Plan. For 2015, the defined contribution 401(k) savings plan (Savings Plan) permitted employees to save a percentage of their annual salary up to the $265,000 limit set by IRS regulations, and employee pre-tax contributions were limited to $18,000. Employees may direct their contributions to a variety of investments. Occidental matches two dollars for every one dollar the employee contributes up to 2% of eligible pay, plus an additional dollar-for-dollar match on the next 3% of eligible pay. The named executive officers are fully vested in their account balances under the Savings Plan. The amounts contributed by Occidental to the Savings Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 32.

Retirement Plan. The defined contribution retirement plan (Retirement Plan) is funded annually through a reallocation process from the employee’s Supplemental Retirement Plan II (SRP II) account balance (described below). Because it is not possible to determine the exact amount that could be contributed to the Retirement Plan without exceeding governmental limits until the end of the year, the reallocation process has been developed to maximize the amount contributed each year to a tax-qualified defined contribution plan. Employees may not contribute to the Retirement Plan. The named executive officers, except for Ms. Backus, are fully vested in their account balances under the Retirement Plan. The amounts allocated to the Retirement Plan are included in the SRP II contributions by Occidental in the “All Other Compensation” column of the Summary Compensation Table on page 32.

  Nonqualified Deferred Compensation Plans

Occidental maintains two nonqualified deferred compensation plans: (i) the Supplemental Retirement Plan II (SRP II), and (ii) the Modified Deferred Compensation Plan (MDCP). The purpose of the SRP II is to provide eligible employees, including the named executive officers, with benefits to compensate them for maximum limits imposed by law on the amount of contributions that may be made to Occidental’s tax-qualified defined contribution plans. The purpose of the MDCP is to provide key management and highly compensated employees the ability to accumulate additional retirement income through deferrals of compensation.

Additional information regarding the terms and conditions of the SRP II and the MDCP is described on page 38. Amounts contributed to the SRP II on behalf of the named executive officers are included in the ”All Other Compensation” column of the Summary Compensation Table on page 32. Amounts of salary and bonus deferred by named executive officers who participate in the MDCP are included as compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 32, as applicable. In addition, the contributions, aggregate earnings, withdrawals and aggregate balances for the named executive officers in the SRP II and MDCP with respect to the 2015 fiscal year are shown in the “Nonqualified Deferred Compensation” table on page 39. No above market earnings were paid in 2015 under either the SRP II or the MDCP.

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  Perquisites

Occidental provides a limited number of perquisites for its named executive officers, which consist principally of tax preparation fees, excess liability insurance, tax gross-ups and, when appropriate, relocation benefits in excess of Occidental’s company-wide policy and tax gross-ups related to relocation expenses.

Tax Preparation. Certain executives, including each of the named executive officers, are eligible to receive reimbursement for tax preparation. Eligible executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the IRS in order to ensure compliance with applicable tax laws.

Corporate Aircraft Use. Executives may use corporate aircraft for personal travel, if space is available. The executive reimburses Occidental for personal use of company aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations).

Insurance. Occidental offers a variety of health coverage options to all employees. The named executive officers participate in these plans on the same terms as other employees. Occidental provides all salaried employees with life insurance equal to twice the employee’s base salary. In addition, for all employees above a certain job level, Occidental will pay for an annual physical examination. Occidental also provides certain executives, including the named executive officers, with excess liability insurance coverage.

Stock Ownership Guidelines

Occidental’s stock ownership guidelines apply to Occidental’s Chief Executive Officer, Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, with ownership requirements ranging from six times to two times the officer’s annual base salary, depending upon the officer’s position. Officers subject to the guidelines are expected to comply within five years from the later of the effective date of the guidelines or the date the individual is named to a participating position. For more information on Occidental’s stock ownership guidelines, see www.oxy.com. As of February 29, 2016, each of the named executive officers was in compliance with the guidelines (see “Beneficial Ownership of Directors and Executive Officers” table on page 46).

Additionally, named executive officers who hold RSI awards and TSR awards granted in 2013 and 2014 are also required to hold at least 50% of the net after-tax amount of shares received pursuant to such awards for three years following the vesting date.

Equity Grant Practices

The Compensation Committee generally grants equity awards at its regularly scheduled July meeting, normally held the day before the regularly scheduled Board meeting. Board and committee meeting dates are set in the prior year. The grant date value of any equity or share unit award is based on the closing price of Occidental’s common stock on the NYSE on the day the Compensation Committee grants the award. As specifically authorized by the terms of the 2015 Long-Term Incentive Plan (2015 LTIP), the Compensation Committee has delegated to the Chief Executive Officer, as a Director, the authority to grant awards in certain circumstances to new employees.

Recoupment of Compensation Due to Misconduct

Occidental’s Code of Business Conduct prohibits any officer, employee or director from violating or circumventing any law of the United States or a foreign country or engaging in unethical conduct during the course of his or her employment. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hotline, to ensure that all violations or suspected violations of the Code of Business Conduct are reported promptly, without fear of retaliation. In general, misconduct may have several consequences, including the following:

•	If a named executive officer were found to have violated the Code of Business Conduct, the officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

•	Stock awards may be forfeited in whole or in part in the case of an employee’s termination for cause.

•	Beginning with the stock awards granted in 2008, awards for continuing employees may be forfeited or reduced for violations of the Code of Business Conduct or other provisions of the award agreement.

In addition, the 2015 LTIP includes a provision that gives Occidental the contractual right to recoup awards (i) where a participant has breached Occidental’s Business Code of Conduct by violating applicable law or company policy or engaging in unethical conduct or (ii) pursuant to a policy to be adopted by Occidental to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which will generally require recoupment of incentive-based compensation if Occidental is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement.

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Tax Deductibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of non-performance-based compensation that Occidental may deduct in any one year with respect to certain of its highest-paid executive officers. Certain qualified performance-based compensation is not subject to the deduction limit. The ROCE awards, ROA awards, TSR awards and PRI awards, but not the Annual Cash Incentive awards, granted in 2015 to executive officers subject to Section 162(m) are expected to be tax deductible. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. Rather, the Compensation Committee gives priority to the overall compensation objectives discussed above.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the preceding Compensation Discussion and Analysis section for the year ended December 31, 2015. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2016 Annual Meeting of Stockholders.

Respectfully submitted,

THE EXECUTIVE COMPENSATION COMMITTEE

Carlos M. Gutierrez (Chair)
Spencer Abraham
John E. Feick
William R. Klesse
Avedick B. Poladian

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below and the accompanying footnotes summarize the 2015, 2014 and 2013 compensation, as applicable, for the named executive officers.

SUMMARY COMPENSATION TABLE

							Non-Equity
Name and						Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus(1)	Stock Awards	(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Stephen I. Chazen	2015	$1,500,000	$0	$5,000,000	(6)	$0	$0	$294,616	$6,794,616
Chief Executive Officer	2014	$1,500,000	$0	$5,000,000		$0	$0	$292,704	$6,792,704
	2013	$1,400,000	$0	$5,000,000		$0	$0	$487,359	$6,887,359
Vicki A. Hollub	2015	$687,500	$0	$4,062,500	(7)	$722,500	$0	$123,865	$5,596,365
President and Chief Operating Officer	2014	$519,697	$200,000	$2,745,022		$0	$0	$196,600	$3,661,319
Edward A. Lowe	2015	$625,000	$0	$3,250,000	(8)	$170,000	$0	$147,973	$4,192,973
Executive Vice President and	2014	$625,000	$400,000	$2,745,022		$0	$0	$213,797	$3,983,819
President, Oxy Oil and Gas - International	2013	$575,000	$300,000	$4,755,373		$0	$420,000	$160,770	$6,211,143
Marcia E. Backus	2015	$541,667	$500,000	$1,787,500	(9)	$170,000	$0	$135,841	$3,135,008
Senior Vice President, General Counsel and Corporate Secretary
Christopher G. Stavros	2015	$600,000	$0	$2,437,500	(10)	$425,000	$0	$795,794	$4,258,294
Senior Vice President and Chief Financial Officer	2014	$507,860	$200,000	$1,525,039		$0	$0	$118,544	$2,351,443

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(1)	The Compensation Committee determined not to award any Bonus under the Annual Cash Incentive award to any named executive officer. For Ms. Backus, the 2015 amount shown reflects a $500,000 cash sign-on bonus paid by Occidental upon the second anniversary of her employment start date, pursuant to the terms of her offer letter.
(2)	Awards that are payable in stock or based on stock value are stated at the grant date fair value, which incorporates the value of Occidental’s stock as well as the estimated payout percentage as of the grant date. See Note 12 to the Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. For each named executive officer, the ultimate payout value may be significantly less than the maximum and the amount shown on the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental’s common stock on the award certification date.
(3)	In accordance with SEC rules, the stock option awards granted in 2015 are included in the Summary Compensation Table; however, the Compensation Committee intended the stock option awards, in combination with the Bonus portion of the Annual Cash Incentive awards paid to each named executive officer (other than Mr. Chazen) for 2014, to recognize 2014 achievements relating to the strategic review. For more information, see “Compensation Discussion and Analysis–Elements of the 2015 Compensation Program–Executive Incentive Compensation Plan Award (Annual Cash Incentive)–Special One-Time Grant of Stock Options” on page 23.
(4)	The 2015 amounts represent the performance-based portion of the executive’s Annual Cash Incentive award, which resulted in no payout. For more information on this award, see “Compensation Discussion and Analysis–Elements of the 2015 Compensation Program–Executive Incentive Compensation Plan Award (Annual Cash Incentive)–Non-Equity Incentive Award (Performance-Based Portion)” on page 22.
(5)	The following table shows “All Other Compensation” amounts for 2015 for the named executive officers. Benefits that are generally available to all full-time salaried U.S. dollar employees, such as medical, dental and life insurance and health savings and flexible spending accounts are not shown.

	Stephen I. Chazen		Vicki A. Hollub		Edward A. Lowe		Marcia E. Backus		Christopher G. Stavros
Savings Plan(a)	$18,550		$17,646		$18,550		$18,550		$18,550
SRP II(b)	$260,525		$105,825		$117,075		$107,075		$90,075
Personal Benefits	$15,541	(c)	$394	(d)	$12,348	(e)	$10,216	(f)	$687,169	(g)
Total	$294,616		$123,865		$147,973		$135,841		$795,794

(a)	The amount shown is the company’s contribution to the Occidental Petroleum Corporation Savings Plan (Savings Plan) described on page 29.
(b)	The amount shown is the company’s contribution to the Supplemental Retirement Plan II (SRP II) described on page 29.
(c)	Tax preparation and excess liability insurance.
(d)	Tax gross-up.
(e)	Tax preparation and excess liability insurance.
(f)	Tax preparation, excess liability insurance and a tax gross-up ($394).
(g)	Tax preparation, excess liability insurance, relocation benefits in excess of Occidental’s relocation policy ($384,300) and tax gross-ups primarily related to the relocation benefits ($292,294).

(6)	The amount shown reflects the grant date fair values of Mr. Chazen’s 2015 PRI and ROCE awards. The maximum value of each of the PRI and ROCE awards as of the grant date was $4 million and $8 million, respectively.
(7)	The amount shown reflects the grant date fair values of Ms. Hollub’s 2015 PRI, ROCE and TSR awards. The maximum value of each of the PRI, ROCE and TSR awards as of the grant date was $2.5 million.
(8)	The amount shown reflects the grant date fair values of Mr. Lowe’s 2015 PRI, ROA-Total, ROA-MENA and TSR awards. The maximum value of each of the PRI, ROA-Total, ROA-MENA and TSR awards as of the grant date was $2 million, $1.6 million, $400,000 and $2 million, respectively.
(9)	The amount shown reflects the grant date fair values of Ms. Backus’ 2015 PRI, ROCE and TSR awards. The maximum value of each of the PRI, ROCE and TSR awards as of the grant date was $1.1 million.
(10)	The amount shown reflects the grant date fair values of Mr. Stavros’ 2015 PRI, ROCE and TSR awards. The maximum value of each of the PRI, ROCE and TSR awards as of the grant date was $1.5 million.

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Grants of Plan-Based Awards

The table below shows the plan-based awards granted by the Compensation Committee to the named executive officers in 2015. The awards are abbreviated in the table as follows: (i) the performance-based portion of the Annual Cash Incentive under the Executive Incentive Compensation Plan (Non-Equity Incentive Portion) (EICP), and (ii) the following performance-based long-term incentive awards granted under the 2015 LTIP: (a) Total Shareholder Return Incentive Awards (TSR), (b) Performance Retention Incentive Awards (PRI), (c) Return on Capital Employed Awards (ROCE), (d) Return on Assets Awards – Total (ROA-Total), (e) Return on Assets Awards – MENA (ROA-MENA) and (f) Non-Qualified Stock Option Awards (NQSO). A summary table of key terms of the award agreements is on page 24. The amounts reported as EICP awards in this table do not include amounts that may be earned pursuant to the discretionary portion of the Annual Cash Incentive award (Bonus). For the actual amounts earned under the EICP awards and the Bonus, see the “Non-Equity Incentive Plan Compensation” column and the “Bonus” column, respectively, of the Summary Compensation Table on page 32.

The long-term incentive awards listed below are the only equity-based awards granted to the named executive officers in 2015.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: # of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name/ Type of Grant	Grant Date	Threshold $	Target $	Maximum $	Threshold # Shares	Target # Shares	Maximum # Shares	Underlying Options	Awards ($)	Awards ($)
Stephen I. Chazen
PRI(1)	07/08/15					55,142				$4,000,000
ROCE(2)	07/08/15				13,786	55,142	110,284			$1,000,000
Vicki A. Hollub
EICP(3)		$ 0	$ 540,000	$ 972,000
TSR(4)	07/08/15				5,543	22,169	44,338			$1,250,000
PRI(1)	07/08/15					34,464				$2,500,000
ROCE(2)	07/08/15				4,308	17,232	34,464			$312,500
NQSO(5)	02/11/15							85,000	$ 79.98	$722,500
Edward A. Lowe
EICP(3)		$ 0	$ 450,000	$ 810,000
TSR(4)	07/08/15				4,434	17,735	35,470			$1,000,000
PRI(1)	07/08/15					27,571				$2,000,000
ROA-Total(2)	07/08/15				690	2,758	5,516			$50,000
ROA-MENA(2)	07/08/15				2,758	11,029	22,058			$200,000
NQSO(5)	02/11/15							20,000	$ 79.98	$170,000
Marcia E. Backus
EICP(3)		$ 0	$ 240,000	$ 432,000
TSR(4)	07/08/15				2,439	9,755	19,510			$550,000
PRI(1)	07/08/15					15,165				$1,100,000
ROCE(2)	07/08/15				1,896	7,583	15,166			$137,500
NQSO(5)	02/11/15							20,000	$ 79.98	$170,000
Christopher G. Stavros
EICP(3)		$ 0	$ 360,000	$ 648,000
TSR(4)	07/08/15				3,326	13,302	26,604			$750,000
PRI(1)	07/08/15					20,679				$1,500,000
ROCE(2)	07/08/15				2,585	10,340	20,680			$187,500
NQSO(5)	02/11/15							50,000	$ 79.98	$425,000

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(1)	Dollar value shown represents the estimated grant date fair value, computed in accordance with FASB ASC 718, of the PSUs underlying the PRI award, which vest in four equal tranches over a four-year period, subject to continued employment with Occidental. Payout of each tranche of the PRI award is also dependent upon Occidental attaining positive GAAP EPS for either (i) the applicable one-year performance period or (ii) on a cumulative basis, during the period commencing on the first day of the tranche’s applicable one-year performance period and ending on any June 30 during the tranche’s cumulative performance period, which continues through June 30, 2022. If the performance goal is not met, the PSUs subject to any such tranche will be forfeited. There are no threshold or maximum payouts under the PRI award.
(2)	The estimated grant date fair value of each of the ROCE, ROA-TOTAL and ROA-MENA awards is based on the projected performance at the grant date for Occidental indicating payouts of approximately 25% of the target number of PSUs granted. The actual payout may range from 0% to 200% of the target number of shares subject to the awards. The amount reported in the “Threshold” column represents a 25% payout percentage, which would be achieved with a return meeting the minimum threshold of 2% for each of the ROCE, ROA-Total and ROA-MENA awards. If these minimum thresholds are not met, there is no payout under these awards.
(3)	For 2015, payout of the EICP awards was based on (i) TCPB (60% of target EICP value) and (ii) attaining Core EPS of at least $3.00 per share (40% of target EICP value). Amounts shown represent the “target” and “maximum” amounts payable under the EICP awards. Actual payout of the EICP awards is shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 32. There are no threshold payouts under the EICP award.
(4)	The estimated grant date fair value of the TSR awards is based on a Monte Carlo simulation in accordance with FASB ASC 718 indicating a projected payout of approximately 78% of the target number of PSUs granted. Actual payout of the TSR awards may be zero, 25%, or a range from 25% to 200% of the target number of PSUs granted. The actual percentage payout would depend on Occidental’s TSR ranking within the peer group at the end of the performance period, with positions 10 to 12 of 12 resulting in no payout, position 9 of 12 resulting in a payout at 25% of target, positions 3 to 8 of 12 linearly interpolated with a payout between 25% to 200% of target, and positions 1 or 2 of 12 resulting in a payout of 200% of the target PSUs granted; however, if Occidental’s TSR is negative or does not exceed the TSR of the S&P 500, payout is capped at target.
(5)	The grant date fair value of the NQSO awards represents the FASB ASC 718 value calculated using a Black-Scholes model on the date of grant of $8.50 per share of common stock. The “Exercise or Base Price” column represents the exercise price of the NQSOs, which is equal to the closing price of Occidental’s common stock on the date of grant.

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Outstanding Equity Awards

The table below sets forth the outstanding equity awards held by the named executive officers as of December 31, 2015.

All of the outstanding equity awards at December 31, 2015 are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of Occidental’s stock on the award certification date, or, in the case of the NQSO awards, the exercise of the underlying option by the named executive officer. Actual payouts, if any, will reflect actual performance, which may be at lower or higher levels than shown below, and the price of Occidental’s common stock at the time of payout.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

		Option Awards				Stock Awards
		Number of
		Securities				Equity Incentive		Equity Incentive
		Underlying				Plan Awards:		Plan Awards: Market
		Unexercised		Option		Number of Unearned		or Payout Values of
		Options		Exercise	Option	Shares, Units or		Unearned Shares, Units
		Unexercisable		Price	Expiration	Other Rights That		or Other Rights That
Name/Type of Award	Grant Date	(#)		($)	Date	Have Not Vested (#)		Have Not Vested ($)	(1)
Stephen I. Chazen
RSI	07/11/2012					62,304	(2)	$4,212,373	(2)
RSI	07/10/2013					59,018	(3)	$3,990,207	(3)
RSI	07/09/2014					41,346	(4)	$2,795,403	(4)
PRI	07/08/2015					55,142	(5)	$3,728,151	(5)
ROCE	07/09/2014					10,337	(6)	$698,885	(6)
ROCE	07/08/2015					13,786	(6)	$932,071	(6)
Vicki A. Hollub
RSI	07/22/2013					4,470	(3)	$302,217	(3)
RSI	07/09/2014					13,955	(4)	$943,498	(4)
PRI	07/08/2015					34,464	(5)	$2,330,111	(5)
ROA-Total	07/22/2013					373	(6)	$25,219	(6)
ROA-Total	07/09/2014					1,163	(6)	$78,630	(6)
ROA-AM	07/22/2013					1,118	(6)	$75,588	(6)
ROA-AM	07/09/2014					3,489	(6)	$235,891	(6)
ROCE	07/08/2015					4,308	(6)	$291,264	(6)
TSR	07/22/2013					4,470	(7)	$302,217	(7)
TSR	07/09/2014					13,955	(7)	$943,498	(7)
TSR	07/08/2015					22,169	(7)	$1,498,846	(7)
NQSO	02/11/2015	85,000	(8)	$79.98	2/11/2022
Edward A. Lowe
RSI	07/11/2012					19,938	(2)	$1,348,008	(2)
RSI	07/22/2013					15,469	(3)	$1,045,859	(3)
RSI	07/09/2014					13,955	(4)	$943,498	(4)
PRI	07/08/2015					27,571	(5)	$1,864,075	(5)
ROA-MENA	07/22/2013					3,868	(6)	$261,515	(6)
ROA-MENA	07/09/2014					3,489	(6)	$235,891	(6)
ROA-MENA	07/08/2015					2,758	(6)	$186,468	(6)
ROA-Total	07/22/2013					1,290	(6)	$87,217	(6)
ROA-Total	07/09/2014					1,163	(6)	$78,630	(6)
ROA-Total	07/08/2015					690	(6)	$46,651	(6)
TSR	07/22/2013					15,469	(7)	$1,045,859	(7)
TSR	07/09/2014					13,955	(7)	$943,498	(7)
TSR	07/08/2015					17,735	(7)	$1,199,063	(7)
NQSO	02/11/2015	20,000	(8)	$79.98	2/11/2022

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		Option Awards				Stock Awards
		Number of
		Securities				Equity Incentive		Equity Incentive
		Underlying				Plan Awards:		Plan Awards: Market
		Unexercised		Option		Number of Unearned		or Payout Values of
		Options		Exercise	Option	Shares, Units or		Unearned Shares, Units
		Unexercisable		Price	Expiration	Other Rights That		or Other Rights That
Name/Type of Award	Grant Date	(#)		($)	Date	Have Not Vested (#)		Have Not Vested ($)	(1)
Marcia E. Backus
RSI	10/01/2013					20,096	(3)	$1,358,691	(3)
RSI	07/09/2014					6,203	(4)	$419,385	(4)
PRI	07/08/2015					15,165	(5)	$1,025,306	(5)
ROCE	10/01/2013					3,350	(6)	$226,494	(6)
ROCE	07/09/2014					2,068	(6)	$139,817	(6)
ROCE	07/08/2015					1,896	(6)	$128,189	(6)
TSR	07/09/2014					6,203	(7)	$419,385	(7)
TSR	07/08/2015					9,755	(7)	$659,536	(7)
NQSO	02/11/2015	20,000	(8)	$79.98	2/11/2022
Christopher G. Stavros
RSI	07/11/2012					9,471	(2)	$640,334	(2)
RSI	07/22/2013					8,709	(3)	$588,815	(3)
RSI	07/09/2014					7,753	(4)	$524,180	(4)
PRI	07/08/2015					20,679	(5)	$1,398,107	(5)
ROCE	07/09/2014					2,585	(6)	$174,772	(6)
ROCE	07/08/2015					2,585	(6)	$174,772	(6)
TSR	07/22/2013					4,355	(7)	$294,442	(7)
TSR	07/09/2014					7,753	(7)	$524,180	(7)
TSR	07/08/2015					13,302	(7)	$899,348	(7)
NQSO	02/11/2015	50,000	(8)	$79.98	2/11/2022

(1)	The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2015 of Occidental common stock as reported in the NYSE Composite Transactions, which was $67.61.
(2)	The shares are forfeitable until the certification by the Compensation Committee that the achievement of the performance goal is met. If the performance goal is not met by June 30, 2019, the shares will forfeit in their entirety. Based on the performance of Occidental through December 31, 2015, the award is not expected to pay out.
(3)	The shares are forfeitable until the later of the vesting date (July 9, 2016 for Mr. Chazen and July 21, 2016 for the other named executive officers) and the certification by the Compensation Committee that the achievement of the performance goal is met no later than June 30, 2020. If the performance goal is not met by June 30, 2020, the shares will forfeit in their entirety. Based on the performance of Occidental through December 31, 2015, the award is not expected to pay out.
(4)	The shares are forfeitable until the later of the vesting date, July 8, 2017, and the certification by the Compensation Committee that the achievement of the performance goal is met no later than June 30, 2021. Based on the performance of Occidental through December 31, 2015, the award is not expected to pay out.
(5)	The PRI award vests in four equal annual tranches, subject to continued employment through the applicable vesting date. If the performance goal is not met by June 30, 2022, the shares will forfeit in their entirety. Based on the performance of Occidental through December 31, 2015, the first tranche of the award is not expected to payout.
(6)	For the ROA-Total, ROA-AM, ROA-MENA and ROCE awards granted in 2013, 2014, and 2015, the values shown reflect an estimated payout of a number of shares or units based on the threshold performance level; however, based on the performance of Occidental through December 31, 2015, the awards are not expected to pay out. The ROA-Total, ROA-AM, ROA-MENA and ROCE awards vest based on the achievement of the applicable performance goal over the performance period. The ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The performance periods for the ROA awards and ROCE awards granted in 2013, 2014 and 2015 end on December 31, 2016, 2017, and 2018, respectively.
(7)	For TSR awards granted in 2013, 2014, and 2015 the values shown reflect an estimated payout of the target number of shares or units since the performance of Occidental through December 31, 2015 indicated a payout at target level. Above-target payout is not shown because, as of December 31, 2015, Occidental’s performance did not exceed the TSR of the S&P 500, which is required for above-target payout. The ultimate payout may be significantly less or more than the amounts shown, with the possibility of no payout, depending on the outcome of the performance criteria and the value of Occidental stock on the award certification date. The TSR awards vest based on the achievement of the applicable performance goal over the performance period. The performance periods for the 2013, 2014 and 2015 TSR awards end on June 30, 2016, 2017 and 2018, respectively.
(8)	The NQSO awards vest ratably over a three-year period, one-third of which became exercisable on February 11, 2016, one-third of which will become exercisable on February 11, 2017 and the final third of which will become exercisable on February 11, 2018.

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Options Exercised and Stock Vested in 2015

The following table summarizes, for the named executive officers, the stock awards vested during 2015. The amounts reported as value realized are shown on a pre-tax basis, and does not include any reduction in value associated with the cancellation of shares to satisfy taxes. The amounts reflected below show the number of shares acquired at the time of vesting. No option awards were exercised by the named executive officers in 2015.

PREVIOUSLY GRANTED VESTED OPTION AWARDS EXERCISED AND PREVIOUSLY GRANTED STOCK AWARDS VESTED IN 2015

	Stock Awards
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)	(1)	($)(2)
Stephen I. Chazen	49,843		$3,615,611
Vicki A. Hollub	1,039	(3)	$76,169
Edward A. Lowe	15,950		$1,157,013
Marcia E. Backus	–		$–
Christopher G. Stavros	2,842		$206,159
(1)	The stock awards that vested in 2015 for Messrs. Chazen, Lowe and Stavros were TSR awards granted in 2012, as further described under “Certification of Previously Granted Performance Stock Awards – Total Shareholder Return Awards” on page 28. Ms. Hollub’s vested award was a time-based Long-Term Incentive award granted in 2012 (before Ms. Hollub became an executive officer), which vested 50% in stock and 50% in cash.
(2)	The amount represents the product of the number of shares vested and the closing price of Occidental’s common stock on the NYSE on the applicable vesting date. It does not include any reduction in value associated with the cancellation of shares to satisfy taxes.
(3)	Represents the stock-settled portion of Ms. Hollub’s Long-Term Incentive award.

Nonqualified Deferred Compensation

  Supplemental Retirement Plan II

Substantially all employees whose participation in Occidental’s tax-qualified defined contribution plans is limited by applicable tax laws are eligible to participate in Occidental’s Supplemental Retirement Plan II (SRP II), which provides additional retirement benefits outside of those limitations.

Annual plan allocations for each participant restore the amounts that would have accrued for salary and Annual Cash Incentive under the qualified plans, but for the tax law limitations. Account balances are fully vested after three years of service and are payable following separation from service, or upon attainment of a specified age elected by the participant, as described below.

Interest on SRP II accounts is allocated monthly to each participant’s account, based on the opening balance of the account in each monthly processing period. The amount of interest earnings is calculated using a rate equal to the five-year U.S. Treasury Note rate on the last business day of the processing month plus 2%, converted to a monthly allocation factor.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan.

Mr. Chazen made specified age elections such that his SRP II accounts, shown below, were distributed in February 2015. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations will be distributed in the first 70 days of each following year.

  Modified Deferred Compensation Plan

Under the Modified Deferred Compensation Plan (MDCP), the maximum amount of an executive officer’s salary or Annual Cash Incentive that may be deferred for any one year is limited to $75,000. A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation for the subsequent year. Deferred amounts earn interest at a rate equal to the five-year U.S. Treasury Note rate plus 2%, except for amounts deferred prior to 1994, which continue to earn interest at a minimum interest rate of 8%.

The following table sets forth for 2015 the contributions, earnings, withdrawals and balances under the SRP II and the MDCP, to the extent the named executive officers participate in such plans. Each of the named executive officers, other than Ms. Backus, is fully vested in their respective aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 32 for 2015 and prior years.

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NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
		Executive	Occidental	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions in	Balance at
Name	Plan	in 2015(1)	in 2015(2)	in 2015	2015(3)	12/31/15(4)
Stephen I. Chazen	SRP II	$–	$260,525	$7,792	$255,796	$267,621
	MDCP	$–	$–	$69,204	$–	$2,016,535
Vicki A. Hollub	SRP II	$–	$105,825	$22,251	$–	$706,286
	MDCP	$75,000	$–	$6,903	$–	$239,271
Edward A. Lowe	SRP II	$–	$117,075	$48,361	$–	$1,452,883
	MDCP	$–	$–	$33,340	$–	$971,493
Marcia E. Backus	SRP II	$–	$107,075	$6,471	$–	$229,950
	MDCP	$–	$–	$–	$–	$–
Christopher G. Stavros	SRP II	$–	$90,075	$28,387	$–	$866,831
	MDCP	$75,000	$–	$21,494	$–	$637,594
(1)	No employee contributions are permitted to the SRP II. The amounts reported with respect to the MDCP were deferred at the election of the named executive officer and are also included in the amounts reported in the “Salary” column of the Summary Compensation Table for 2015.
(2)	Amounts represent Occidental’s 2015 contributions to the SRP II, which are reported under “All Other Compensation” in the Summary Compensation Table on page 32. Ms. Backus joined Occidental in 2013 and will vest under the SRP II in October 2016.
(3)	Distribution made in February 2015 in accordance with the specified age election described under “Supplemental Retirement Plan II” above.
(4)	The aggregate balance for each named executive officer who participates in the SRP II and/or MDCP, as applicable, reflects the cumulative value, as of December 31, 2015, of the contributions to the named executive officer’s account, and any earnings on those contributions, since the named executive officer began participating in the applicable plan or, for those participants in the SRP II who have made a specified age election, since the named executive officer’s last specified age distribution. We previously reported contributions for the named executive officers in the Summary Compensation Table for fiscal years prior to 2015 in the following aggregate amounts: Mr. Chazen — $4,684,246; Ms. Hollub — $143,375; Mr. Lowe — $1,086,900; and Mr. Stavros —$97,093.

Potential Payments upon Termination or Change in Control

Payments and other benefits provided to named executive officers in various termination circumstances or in connection with a change in control are subject to certain policies, plans and agreements. The following is a summary of the material terms of these arrangements. Except as described in this summary and under “Potential Payments,” Occidental does not have any other agreements or plans that will require it to provide compensation to named executive officers in the event of a termination of employment or a change in control.

Golden Parachute Policy. Occidental’s Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceed 2.99 times his or her salary plus Annual Cash Incentive pay, unless the grant of such benefits is approved by a vote of the corporation’s stockholders. The Golden Parachute Policy was approved by Occidental’s stockholders and adopted by the Board of Directors in 2005. The complete Golden Parachute Policy is available at www.oxy.com.

Employment Agreement. Mr. Chazen is not subject to the ceiling on vacation accruals as contained in Occidental’s vacation policy. In connection with the Chief Executive Officer transition, the Company has agreed to pay out Mr. Chazen’s accrued but unused vacation based on his base salary as in effect immediately prior to the Annual Meeting, to be paid to Mr. Chazen as soon as administratively practicable following the date of the Annual Meeting. Mr. Chazen does not have any other employment agreement with Occidental.

Offer Letter. In 2015, Occidental had an offer letter in effect with Ms. Backus that provides certain payments and benefits if her employment is terminated in certain specified circumstances before October 1, 2016, the third anniversary of Ms. Backus’ employment. In the event Ms. Backus’ employment is terminated by Occidental without “cause” (as defined in the offer letter), then Ms. Backus will be entitled to (i) 12 months base salary, payable over 12 months; (ii) an annual bonus for the year of termination based on target for the individual performance portion and actual Occidental performance for the remainder; (iii) cash payments equivalent to the amounts that would have been payable for certain long-term incentive awards that are forfeited as a result of termination based on actual Occidental performance; and (iv) restoration of certain forfeited amounts under Occidental’s qualified and nonqualified retirement plans.

Notice and Severance Pay Plan. Under Occidental’s Notice and Severance Pay Plan, employees terminated in certain circumstances without cause or as a result of a change in control are eligible for up to 12 months base salary depending on years of service, two months of contributions pursuant to the Savings Plan and the SRP II, and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Outstanding Equity Awards. Awards granted under Occidental’s 2015 LTIP are subject to double-trigger vesting upon a “change in control” (as defined in the 2015 LTIP). Payout under each of the outstanding equity awards based on various termination circumstances or in connection with a change in control are described in more detail in the “Potential Payments” tables beginning on page 40.

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  Potential Payments

In the tables that follow, payments and other benefits provided in connection with various termination and change in control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2015, and reflect the terms of applicable plans and arrangements then in effect. The amounts set forth below are estimates and assume, if applicable, that the price of Occidental’s common stock was $67.61 per share, which was the closing price of Occidental’s common stock on December 31, 2015. In addition, for purposes of stock awards, the tables assume that the performance goals underlying the awards are ultimately achieved at levels estimated based on Occidental’s performance as of December 31, 2015.

The amounts shown in the following tables are in addition to the payments and benefits that are potentially available to all full-time salaried U.S. dollar payroll employees, such as amounts vested under the Savings Plan and other tax-qualified retirement plans, amounts vested under Occidental’s nonqualified deferred compensation plans, payment for accrued vacation up to a maximum accrual ceiling of 296 hours, and disability benefits, among others.

Actual amounts to be paid will depend on several factors, such as the date of each named executive officer’s separation from Occidental or the occurrence of an actual change in control event, Occidental’s ultimate achievement of performance goals underlying the awards and the price of Occidental’s common stock when such awards are earned, if at all. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

While amounts under the following tables are expressed in an estimated cash value, all of the awards listed under “Equity Compensation” are payable solely in shares of common stock, if at all. In addition, in circumstances of retirement, disability, death, or termination without cause, payout of the long-term incentive awards is not accelerated, as such awards will not be paid out unless and until the performance goals underlying the awards are satisfied. As described further in footnotes 2, 3 and 4 to the tables on page 43, based on Occidental’s performance as of December 31, 2015, the performance goals underlying all of the outstanding RSI, ROCE and ROA awards and a portion of the PRI awards are not expected to be achieved.

Stephen I. Chazen
Potential Benefits and Payments	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Termination
Equity Compensation(1)
RSI Awards(2)	$–	$–	$4,212,373	$8,887,064
ROCE Awards(3)	$–	$–	$2,795,403	$2,795,403
PRI Award(4)	$2,796,079	$489,294	$–	$3,728,151
Cash Payments
Unused vacation pay (one time lump sum)	$1,949,279	$1,949,279	$–	$1,949,279
Total	$4,745,358	$2,438,573	$7,007,776	$17,359,897

For numeric footnotes, see page 43.

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Vicki A. Hollub
Potential Benefits and Payments	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Qualifying Termination
Equity Compensation(1)
RSI Awards(2)	$–	$–	$–	$712,069
ROA Awards(3)	$–	$–	$1,661,042	$1,661,042
PRI Award(4)	$305,800	$305,800	$–	$2,330,111
TSR Awards(5)	$1,514,754	$992,942	$1,245,714	$2,744,560
NQSO Award(6)	$–	$–	$–	$–
Cash Payments
Performance-Based Cash Award(a)	$–	$–	$850,000	$850,000
Total	$1,820,554	$1,298,742	$3,756,756	$8,297,782
(a)	The dollar amount shown represents the payout, if any, under outstanding cash-denominated, cash-settled performance-based awards granted to Ms. Hollub in 2011 and 2012, before she was a named executive officer. In the case of Ms. Hollub’s retirement, disability, death or termination without cause, the award vests on a pro rata basis, subject to actual performance. No payout of these awards is shown in connection with these termination scenarios because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2015. In the case of a change in control, the award vests at the target level.

For numeric footnotes, see page 43.

Edward A. Lowe
Benefits and Payments Upon Termination	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Qualifying Termination
Equity Compensation(1)
RSI Awards(2)	$–	$–	$1,348,008	$2,665,930
ROA Awards(3)	$–	$–	$2,652,543	$2,652,543
PRI Award(4)	$244,681	$244,681	$–	$1,864,075
TSR Awards(5)	$2,184,480	$1,542,435	$1,989,357	$3,188,420
NQSO Award(6)	$–	$–	$–	$–
Total	$2,429,161	$1,787,116	$5,989,908	$10,370,968

For numeric footnotes, see page 43.

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Marcia E. Backus
Benefits and Payments Upon Termination	Retirement with Occidental Consent	Disability or Death	Termination without cause	Change in Control	Change in Control and Qualifying Termination
Equity Compensation(1)
RSI Awards(2)	$–	$–	$–	$–	$1,296,692
ROCE Awards(3)	$–	$–	$–	$1,465,041	$1,465,041
PRI Award(4)	$134,612	$134,612	$134,612	$–	$1,025,306
TSR Awards(5)	$541,276	$331,081	$331,081	$419,385	$1,078,920
NQSO Award(6)	$–	$–	$–	$–	$–
Cash Payments
Long-Term Incentive Awards (restoration of forfeitures)(a)	$–	$–	$1,439,182	$–	$–
Severance (12 months base salary, payable over 12 months)	$–	$–	$550,000	$–	$–
Benefits
Retirement Benefits (restoration of forfeitures)
Retirement Plan	$–	$–	$15,106	$–	$–
SRP II	$–	$–	$229,950	$–	$–
Total	$675,888	$465,693	$2,699,931	$1,884,426	$4,865,959
(a)	Represents cash payments in lieu of the forfeited portion of Ms. Backus’ outstanding long-term incentive awards, paid at the time of, and subject to, the attainment and certification of the underlying performance objectives. Ms. Backus receives these cash payments in the case of termination without cause prior to her third anniversary of employment pursuant to her offer letter.

For numeric footnotes, see page 43.

Christopher G. Stavros
Benefits and Payments Upon Termination	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Qualifying Termination
Equity Compensation(1)
RSI Awards(2)	$–	$–	$640,334	$1,378,838
ROCE Awards(3)	$–	$–	$698,885	$698,885
PRI Awards(4)	$183,494	$183,494	$–	$1,398,107
TSR Awards(5)	$976,964	$666,597	$818,622	$1,717,970
NQSO Award(6)	$–	$–	$–	$–
Cash Payments
Performance-Based Cash Award(a)	$–	$–	$760,000	$760,000
Total	$1,160,458	$850,091	$2,917,841	$5,953,800
(a)	The dollar amount shown represents the payout, if any, under an outstanding cash-denominated, cash-settled performance-based award granted to Mr. Stavros in 2013, before he was a named executive officer. In the case of Mr. Stavros’ retirement, disability, death or termination without cause, the award vests on a pro-rata basis, subject to actual performance. No payout of this award is shown in connection with these termination scenarios because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2015. In the case of a change in control, the award vests at the target level.

For numeric footnotes, see page 43.

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(1)	The treatment of outstanding equity awards in connection with each termination scenario specified in these tables is summarized in the chart below:

Type of Award	Retirement with Occidental Consent	Disability, Death or Termination without Cause	Change in Control	Change in Control and Qualifying Termination
RSI	CEO: Award vests in full, subject to actual performance. Other NEOs: Award vests on a pro-rata basis, subject to actual performance.	Award vests on a pro-rata basis, subject to actual performance.	CEO: Award is reduced on a pro-rata basis, subject to continued service vesting for RSIs granted in 2013 and 2014. Other NEOs: No effect.	Award vests on a pro-rata basis.
ROCE ROA TSR

CEO: Award vests in full, subject to actual performance.

Other NEOs: Award vests on a pro-rata basis, subject to actual performance; if retirement occurs on or after the 12 month anniversary of the grant date, the award vests in full, subject to actual performance.

Award vests on a pro-rata basis, subject to actual performance.

2013 and 2014: Award is converted into shares of stock at the target level, subject to transfer restrictions.

2015: Award is converted into restricted shares at target level, subject to continued service vesting.

2013 and 2014: Award vests at the target level. 2015: Award vests at the target level, unless determined otherwise by the Compensation Committee.
PRI	CEO: Award vests in full, subject to actual performance. Other NEOs: Award vests on a pro-rata basis, subject to actual performance.	Award vests on a pro-rata basis, subject to actual performance.	Award is converted into restricted shares, subject to continued service vesting.	Award vests at the target level, unless determined otherwise by the Compensation Committee.
NQSO	Award vests on a pro-rata basis.	Award vests on a pro-rata basis.	–	Award vests in full, unless determined otherwise by the Compensation Committee.
(2)	The dollar amount shown represents the value realized upon the vesting of the RSI awards upon the occurrence of the applicable termination event, which is equal to the product of the closing stock price on December 31, 2015 and the number of shares that vest in accordance with the terms of the applicable award. No payout of the RSI awards is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2015. Actual payout will depend on Occidental’s performance during the relevant performance period. Each named executive officer must also retain beneficial ownership of at least 50% of the net after-tax shares received for three years following the vesting date.
(3)	No payout of the 2013 and 2014 ROCE and ROA awards is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goals are not expected to be achieved based on Occidental’s performance through December 31, 2015. Additionally, no payout of the 2015 ROCE and ROA awards is shown in the tables as such awards are forfeited in their entirety if the grantee’s employment terminates prior to the beginning of the performance period (January 1, 2016). In the case of a change in control, the dollar amount shown represents the value realized upon the conversion of the 2013 and 2014 ROCE and ROA awards into shares of stock subject to transfer restrictions in connection with a change in control, which is equal to the product of the closing stock price on December 31, 2015 and the target number of shares underlying the applicable award. In the case of a change in control and qualifying termination, the dollar amount shown represents the value of the 2013 and 2014 ROCE and ROA awards, which is equal to the product of the closing stock price on December 31, 2015 and the target number of shares underlying the applicable award.
(4)	In the case of the grantee’s retirement, disability, death or termination without cause, the dollar amount shown represents the value realized upon the vesting of the PRI award, which is equal to the product of the closing stock price on December 31, 2015 and the number of shares that vest in accordance with the terms of the applicable award. Shares that vest in connection thereof remain subject to the attainment of the applicable performance goal, which has been deemed met for tranches 2, 3 and 4 for purposes of these tables. No payout of the first tranche of the PRI award is shown in connection with the grantee’s retirement, disability, death or termination without cause because the underlying performance goal is not expected to be achieved based on Occidental’s performance through December 31, 2015. In the case of a change in control and qualifying termination, the dollar amount shown represents the value realized upon the conversion of the PRI award into time-vesting restricted stock, which is equal to the product of the closing stock price on December 31, 2015 and the number of shares underlying the applicable award.
(5)	In the case of the grantee’s retirement, disability, death or termination without cause, the dollar amount shown represents the value realized upon the vesting of the TSR awards, which is equal to the product of the closing stock price on December 31, 2015 and the number of shares that vest in accordance with the terms of the applicable award. Shares that vest in connection with these termination scenarios remain subject to the attainment of the applicable performance goal, which has been estimated for purposes of these tables at 97.4%, 100.5% and 108.4% for the 2013, 2014, and 2015 TSR awards, respectively. In the case of a change in control, the dollar amount shown represents the value realized upon the conversion of the 2013 and 2014 TSR award into shares of stock subject to transfer restrictions, which is equal to the product of the closing stock price on December 31, 2015 and the target number of shares underlying the applicable award. In the case of a change in control and qualifying termination, the dollar amount shown represents the values of the 2013 and 2014 TSR awards described herein, plus the value realized upon the conversion of the 2015 TSR award into time-vesting restricted stock, which is equal to the product of the closing stock price on December 31, 2015 and the target number of shares underlying the applicable award.
(6)	No payout of the NQSO award is shown in the tables as Occidental’s closing stock price on December 31, 2015 was not in excess of the strike price of the NQSO award.

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DIRECTOR COMPENSATION

Non-employee directors receive a combination of cash, in the form of an annual retainer payable on a monthly basis (and as further described below), and stock-based compensation. Occidental employees receive no additional pay for serving as directors. In accordance with its charter, the Corporate Governance Committee annually reviews director compensation and makes recommendations regarding director compensation to the Board.

The following table describes the components of the 2015 non-employee director compensation program:

Compensation Element	2015 Director Compensation Program
Annual Cash Retainer	$125,000 for non-employee directors
$155,000 for Chairman of the Board
Annual Equity Award(1)	$225,000 for non-employee directors
$335,000 for Chairman of the Board
Board or Committee Meeting Fees	None
Committee Chair Additional Annual Equity Award(1)	$25,000 for each committee chaired
(1)	Award consists of shares of common stock (or deferred stock units, if the director elected to receive units).

Annual Equity Awards. The Board believes that director and stockholder interests should be aligned over the long term. As a result, the majority of the annual compensation provided to the non-employee directors is in the form of stock awards. Prior to the grant date, directors have the option to elect to receive shares as common stock or as deferred common stock units (deferred stock units).

Common Stock Award. Pursuant to the terms of this award, a director will receive a fully vested number of shares of common stock. However, 50% of the shares may not be sold or transferred for three years from the grant date and the other 50% may not be sold or transferred until the director ceases to serve on the Board for any reason; provided, however, that all of the shares become transferable in the event of certain change in control events or the director’s separation from service.

Deferred Stock Unit Award. Pursuant to the terms of the award, a director will receive a certain number of stock units, with each unit equivalent to one share, which become payable in the form of common shares upon the satisfaction of the deferral period. 50% of the deferred stock units are payable upon the third anniversary of the grant date and the remaining 50% are payable on the date of the director’s separation from service; provided, however, that all deferred stock units are payable upon the occurrence of certain change in control events or the director’s separation from service.

Stock Ownership Guidelines. Pursuant to Occidental’s Stock Ownership Guidelines, non-employee directors are required to own a number of shares of common stock of Occidental having a value of not less than six times the annual cash retainer for non-employee directors within five years of election to the Board. As of February 29, 2016, each of our non-employee directors is in compliance with these guidelines.

Matching Gift Program and Other Compensation. Directors are eligible to participate in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors up to an aggregate of $50,000 per year to educational institutions and organizations, as well as arts and cultural organizations. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others. Occidental does not provide option awards, non-equity incentive awards or retirement plans for non-employee directors.

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A table summarizing the total compensation for 2015 for each of the non-employee directors who served in 2015 is set forth below.

COMPENSATION OF DIRECTORS

	Fees Earned or		All Other
Name	Paid in Cash	Stock Awards(2)	Compensation(3)	Total
Spencer Abraham	$125,000	$250,014	$ 35,494	$410,508
Howard I. Atkins	$125,000	$250,014	$ 46,172	$421,186
Eugene L. Batchelder	$145,000	$335,006	$ 60,747	$540,753
Edward P. Djerejian(1)	$52,083	$–	$ 34,068	$86,151
John E. Feick	$125,000	$250,014	$ 26,842	$401,856
Margaret M. Foran	$125,000	$250,014	$ 50,000	$425,014
Carlos M. Gutierrez	$125,000	$250,014	$ 33,156	$408,170
William R. Klesse	$125,000	$225,044	$ 10,311	$360,355
Avedick B. Poladian	$125,000	$250,014	$ 68,628	$443,642
Elisse B. Walter	$125,000	$225,044	$ 74,414	$424,458
(1)	Ambassador Djerejian, the former Chairman of the Board, retired from the Board of Directors in 2015.
(2)	Equity awards are granted to each non-employee director on the first business day following the Annual Meeting. Prior to the grant date, directors are given the option to receive their annual equity awards as shares of common stock or as deferred stock units, as described above. For 2015, Messrs. Atkins and Batchelder elected to receive deferred stock units, while all other non-employee directors elected to receive shares of common stock. The dollar amounts shown reflect $80.03 per share for awards to all directors granted on May 4, 2015, which is the grant date fair value.
(3)	None of the non-employee directors received any fees or payment for services other than as a director. The following table shows, for each director, the items contained in “All Other Compensation”:

Matching Charitable		Travel-Related	Tax
Name	Contributions(a)	Costs(b)	Gross-Up(c)	Total
Spencer Abraham	$1,600	$19,295	$14,599	$35,494
Howard I. Atkins	$–	$26,047	$20,125	$46,172
Eugene L. Batchelder	$50,000	$–	$10,747	$60,747
Edward P. Djerejian	$3,250	$18,614	$12,204	$34,068
John E. Feick	$–	$16,914	$9,928	$26,842
Margaret M. Foran	$50,000	$–	$–	$50,000
Carlos M. Gutierrez	$–	$18,234	$14,922	$33,156
William R. Klesse	$–	$–	$10,311	$10,311
Avedick B. Poladian	$25,000	$24,612	$19,016	$68,628
Elisse B. Walter	$49,500	$13,701	$11,213	$74,414
(a)	Matching charitable contributions paid by Occidental pursuant to Occidental’s Matching Gift Program.
(b)	Amounts reported include the aggregate incremental costs incurred in connection with spousal travel-related costs primarily in connection with the Board of Directors’ February 2015 meeting in Oman, where Occidental has operations.
(c)	Amounts reported include tax gross-ups related to amounts paid by Occidental for spousal travel-related costs primarily in connection with the Board of Directors’ February 2015 meeting in Oman.

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SECURITY OWNERSHIP

Certain Beneficial Owners and Management

Based on a review of ownership reports filed with the SEC, the entities listed below were the only beneficial owners of five percent or more of Occidental’s outstanding voting securities as of February 29, 2016.

			Percent of				Shared		Sole		Shared
	Number of		Outstanding		Sole Voting		Voting		Investment		Investment
Name and Address	Shares Owned		Common Stock		Shares		Shares		Shares		Shares
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	56,147,970	(1)	7.4	(1)	49,335,687	(1)	18,983	(1)	56,128,987	(1)	18,983	(1)
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	38,414,621	(2)	5.0	(2)	33,569,396	(2)	583,660	(2)	37,695,222	(2)	714,597	(2)
Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	47,486,805	(3)	6.21	(3)	1,417,333	(3)	76,500	(3)	46,006,946	(3)	1,479,859	(3)
(1)	Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2016.
(2)	Pursuant to a Schedule 13G filed with the SEC on January 28, 2016.
(3)	Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2016.

The following table sets forth certain information regarding the beneficial ownership of Occidental common stock as of February 29, 2016, by each of Occidental’s named executive officers, directors, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental’s Corporate Governance Policies at www.oxy.com. The executive officers are subject to stock ownership guidelines, which range from two to six times base salary (see Executive Stock Ownership at www.oxy.com/Investors). All of the directors and executive officers were in compliance with the guidelines as of February 29, 2016.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

					Percent of
			Options	Total Shares	Outstanding
	Common	Restricted	Exercisable	Beneficially	Common
Name	Stock(1)	Stock(2)	within 60 days	Owned(3)	Stock(4)
Spencer Abraham	39,655			39,655
Howard I. Atkins	20,671			20,671
Marcia E. Backus	595	26,299	6,667	33,561
Eugene L. Batchelder	11,399			11,399
Stephen I. Chazen	1,901,627	162,668		2,064,295
John E. Feick	35,914			35,914
Margaret M. Foran	28,541			28,541
Carlos M. Gutierrez	34,753			34,753
Vicki A. Hollub	20,387	18,425	28,334	67,146
William R. Klesse	35,729			35,729
Edward A. Lowe	52,253	49,362	6,667	108,282
Avedick B. Poladian	40,114			40,114
Christopher G. Stavros	41,695	25,933	16,667	84,295
Elisse B. Walter	6,938			6,938
All executive officers and directors as a group (16 persons)	2,292,919	310,069	75,002	2,677,990
(1)	For executive officers, includes shares held through the Occidental Petroleum Corporation Savings Plan as of February 29, 2016. For non-employee directors, includes deferred stock units and common stock awards granted under the 2005 Long-Term Incentive Plan that are subject to restrictions on sale and transfer in the following amounts: Secretary Abraham – 10,242; Mr. Atkins – 10,459; Mr. Batchelder – 9,325; Mr. Feick – 13,014; Ms. Foran – 12,614; Secretary Gutierrez – 12,984; Mr. Klesse – 5,766; Mr. Poladian – 12,614; and Ms. Walter – 6,438.
(2)	Includes shares granted in 2012, 2013 and 2014 under the 2005 Long-Term Incentive Plan as Restricted Stock Incentive awards, which remain forfeitable until the certification of the achievement of the performance goal.
(3)	Represents the sum of the first three columns.
(4)	Unless otherwise indicated, less than 1 percent.

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Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental’s executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental’s equity securities are required to file, with the SEC and the NYSE, reports of ownership and changes in ownership of Occidental common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2015, all persons required to report complied with the Section 16(a) requirements.

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PROPOSAL 2:	ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, Occidental is submitting this proposal to its stockholders for an advisory vote to approve the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The executive compensation program is fully described in the Compensation Discussion and Analysis section beginning on page 16 and the other table and narrative disclosures in this Proxy Statement.

Stockholder Approval of Executive Compensation and Ongoing Engagement. At the 2015 Annual Meeting, stockholders continued to express their support of Occidental’s executive compensation program, as approximately 97% of voting stockholders voted FOR Occidental’s advisory vote on executive compensation. The Compensation Committee interpreted this strong level of stockholder support as affirmation of the elements and objectives of Occidental’s executive compensation program. Occidental is committed to responsiveness to stockholders’ views and to continually reviewing its practices with respect to executive compensation. During 2015, members of the management team engaged with many of Occidental’s largest stockholders regarding the Chief Executive Officer transition, various corporate governance matters, including the parameters of the proxy access by-law adopted by Occidental in 2015, and executive compensation-related matters.

Philosophy and Principles of Executive Compensation. The Compensation Committee measures executive performance by evaluating both long-term performance of Occidental and the consistent achievement of short-term financial and operational goals. This approach is designed to link executive compensation to company performance and help maximize value creation for Occidental’s stockholders.

Pursuant to its charter, the Compensation Committee is guided by the following principles in making executive compensation decisions:

•	Emphasize pay for performance and encourage retention of those employees who enhance the performance of Occidental;

•	Promote ownership of Occidental’s common stock to align the interests of management and stockholders;

•	Maintain an appropriate balance between base salary, long-term and annual incentive compensation; and

•	Link cash incentive compensation to the achievement of financial goals set in advance by the Compensation Committee.

Highlights of Compensation Program Policies for Named Executive Officers. Occidental has a long-standing commitment to motivate executives to achieve results that benefit Occidental and stockholders over the long-term. Following are highlights of compensation policies and practices for named executive officers that Occidental has implemented over many years:

•	Long-term incentive awards that contain clawback provisions pursuant to which Occidental may recoup awards in the event of certain misconduct;

•	Majority of executive compensation is long-term and performance-based;

•	All long-term incentive awards are payable solely in stock;

•	Transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests;

•	Competitive executive stock ownership guidelines;

•	Golden Parachute Policy capping termination benefits;

•	No “Golden Coffin” provisions; and

•	No options backdating or repricing.

The Board recommends that stockholders support the following resolution for the reasons described above:

RESOLVED, that the stockholders approve, on an advisory basis, Occidental’s compensation of its named executive officers, as disclosed in Occidental’s Proxy Statement for the 2016 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2015 Summary Compensation Table and all other table and narrative disclosures regarding named executive officer compensation.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to approve it. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions have the same effect as votes cast AGAINST the proposal. Broker non-votes have no effect on the vote. Your vote will not directly affect or otherwise limit or enhance any existing compensation or award arrangement of any of our named executive officers, but the outcome of the say-on-pay vote will be taken into account by the Compensation Committee when considering future compensation arrangements.

The Board recommends that you vote FOR Occidental’s named executive officer compensation. Your proxy will be so voted unless you specify otherwise.

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PROPOSAL 3:	RATIFICATION OF INDEPENDENT AUDITORS

Audit Related Matters

  Audit and Non-Audit Services Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit and audit-related services rendered by KPMG LLP in 2015 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to the de minimus exception for non-audit services set forth in Rule 2-01 of Regulation S-X.

  Audit and Other Fees

The aggregate fees incurred for professional services rendered to Occidental by KPMG LLP for the years ended December 31, 2015 and 2014, were as follows (in millions):

Services Provided	2015	2014
Audit(1)	$8.4	$10.5
Audit-Related(2)	$0.3	$3.5
Tax(3)	$–	$1.8
Total	$8.7	$15.8
(1)	Audit fees include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, employee benefit plan audits, consents and assistance with, and review of, documents filed with the SEC.
(2)	Audit-Related fees were incurred for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: reviews of proposed or consummated transactions, and consultation concerning financial accounting and reporting standards. Additionally, 2014 included incremental audit work associated with the preparation and filing of registration statements for California Resources Corporation in conjunction with the spin-off.
(3)	In 2014, tax fees were incurred for services rendered in connection with the spin-off of California Resources Corporation.

Report of the Audit Committee

The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2015, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental’s independent auditors, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence. Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Avedick B. Poladian (Chair)
Howard I. Atkins
John E. Feick
Margaret M. Foran
Elisse B. Walter

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Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2016. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR this proposal to ratify the selection of auditors. Abstentions have the same effect as votes AGAINST the proposal. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2016, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2016.

The Board of Directors recommends that you vote FOR the ratification of the selection of auditors. Your proxy will be so voted unless you specify otherwise.

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STOCKHOLDER PROPOSALS

General Information

Occidental has been advised that four stockholder proposals may be introduced at the Annual Meeting. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof, which, except for any reference to the proposal number and minor formatting changes, are presented in the form received from the stockholders. Upon oral or written request to Occidental’s Corporate Secretary, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, Occidental will provide information about the sponsors’ stockholdings, as well as the name, address and stockholdings of any co-sponsors.

  Vote Required to Approve Stockholder Proposals

A majority of the shares of common stock represented at the Annual Meeting and entitled to vote at the Annual Meeting must vote FOR a proposal for a stockholder proposal to be approved. Your broker may not vote your shares on a stockholder proposal unless you give voting instructions. Abstentions have the same effect as votes AGAINST the proposal. Broker non-votes have no effect on the vote for any matter properly introduced at the meeting.

  Board Action with Respect to Approved Stockholder Proposals

It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. In prior years, stockholder proposals with respect to proxy access, poison pills and golden parachutes were approved, and the Board took action to adopt policies responsive to the concerns raised in those proposals.

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PROPOSAL 4: REVIEW PUBLIC POLICY ADVOCACY ON CLIMATE

The Needmor Fund, 42 South Saint Clair Street, Toledo, OH 43604, has notified Occidental, as a primary filer with 7 co-filers, that they intend to present the following proposal at the 2016 Annual Meeting:

REVIEW PUBLIC POLICY ADVOCACY ON CLIMATE — OCCIDENTAL PETROLEUM

Occidental Petroleum is going through a major transition, having spun off its California oil and gas business. In an October 2014 press release, the company emphasizes Occidental Petroleum is “committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company’s worldwide operations.”

We believe any public policy advocacy by Occidental should be carefully scrutinized to assess the impact on the environment as well as our company’s reputation. Also this is a natural time to insure that our company’s lobbying and political spending is consistent with our environmental and social standards. Occidental spent over $22 million on lobbying from 2012-2014.

We commend Occidental Petroleum for its decision to withdraw from the American Legislative Exchange Council (ALEC) which is aggressively campaigning against renewable energy regulation at the state level. Renewable energy is a very important tool to combat climate change.

However, Occidental is a prominent member of the U.S. Chamber of Commerce which has sued the EPA for its climate leadership and is actively campaigning against the new EPA Clean Power Plan. Occidental is also a member of the Western States Petroleum Association (WSPA) which actively opposed California climate legislation urging climate change solutions and reduction of use of fossil fuels. The WSPA is one of the major lobbyists against climate regulations spending $27 million from 2009-14.

Investor concern about climate lobbying is growing. The Principles for Responsible Investment (PRI) published a set of Investor Expectations on climate lobbying endorsed by investors with $4 Trillion in AUM calling on companies to insure their public policy advocacy supported efforts to mitigate and adapt to climate change.

The public perception is that oil and gas companies, including Occidental, often oppose laws and regulations addressing climate change or renewable energy. Thus we are urging this review.

Resolved: Shareholders request that the Board of Directors initiate a review and assessment of organizations in which Occidental Petroleum is a member or otherwise supports financially for lobbying on legislation at federal, state, or local levels. A summary report of this review, prepared at reasonable cost and omitting proprietary information, should be reviewed by the Board Governance Committee and provided to shareholders.

SUPPORTING STATEMENT

We propose the review should:

1.	Examine the philosophy, major objectives and actions taken by the organization supported;

2.	Assess the consistency between our company’s stated policies, principles, and Code of Conduct with those of the organization supported;

3.	Determine if the relationship carries reputational or business risk with a potential negative impact on the company and its shareholders;

4.	Evaluate management’s rationale for its direct involvement in, or financial support of, the organization to determine if the support is in the long-term best interests of the company and its stakeholders;

5.	Assess oversight governing the use of corporate assets for political and lobbying purposes.

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The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

Occidental’s trade association memberships provide important support for overall business operations (See Political Contributions and Lobbying in the Governance section under Investor Relations at www.oxy.com). Some of these organizations engage in lobbying activities on issues which could impact Occidental. Positions taken typically reflect a consensus among members with wide ranging interests and areas of focus. Occidental does not necessarily share or endorse every position taken. At the direction of the Board, the Government Affairs Committee, comprised of members of senior management, reviews, assesses and approves Occidental’s membership in any trade associations that require or would require annual dues payments in excess of $50,000.

Occidental’s participation in trade associations and other organizations is regularly evaluated based primarily on value provided in helping advance Occidental’s near term and long term interests. Decisions to remain, suspend or initiate memberships reflect an ongoing effort to ensure that the allocation of corporate resources consistently matches needs. As disclosed by Occidental in the 2015 Proxy Statement, Occidental terminated membership in the Western States Petroleum Association (WSPA) in 2015 due to the spin-off of the company’s California assets, which is a recent example of a change in membership status due to shifting corporate interests.

The report sought by the proponents would largely duplicate information already publicly available on or through the Investor Relations page at Occidental’s website, www.oxy. com. Occidental provides a list of membership organizations where dues payments exceed $50,000 during the last fiscal year. Additionally, issues on which these associations or groups engaged in lobbying are included in the lobbying disclosure forms filed by these organizations, which are also available via the U.S. Senate’s Lobbying Disclosure Electronic Filing System website, a link to which is provided on www.oxy.com.

Assessing an organization’s credibility and how membership could impact Occidental’s reputation is already included as part of the value calculation used to determine membership. The report requested would not further that objective in any meaningful manner. Finally, Occidental’s stockholders were presented with substantially similar proposals submitted by the same proponent in 2013 and 2014. Those proposals did not pass and received less than 30% of the votes cast in each of the last two years. In its supporting statement, the proponent provides no new compelling arguments in support of the proposal. In light of this, the Board believes that a majority of Occidental’s stockholders have indicated that the requested review, assessment and report would create administrative burdens and cost that are not in the best interest of Occidental and its stockholders.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 51.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise.

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PROPOSAL 5: CARBON LEGISLATION IMPACT ASSESSMENT

UMC Benefit Board, Inc., 1901 Chestnut Avenue, Glenview, IL 60025, has notified Occidental, as a primary filer with one co-sponsor, that they intend to present the following proposal at the 2016 Annual Meeting:

CARBON LEGISLATION IMPACT ASSESSMENT

Resolved: Shareholders request that commencing in 2016 Occidental Petroleum Corporation (Occidental), with board oversight, publishes an annual assessment of long-term portfolio impacts of public climate change policies, at reasonable cost and omitting proprietary information. The report should explain how current capital planning processes and business strategies incorporate analyses of the short- and long-term financial risks of a lower carbon economy. Specifically, the report should outline how the company is evaluating the impacts of fluctuating demand and price scenarios on the company’s existing reserves and resource portfolio — including the International Energy Agency’s “450 Scenario,” which sets out an energy pathway consistent with the internationally recognized goal of limiting the global increase in temperature to 2 degrees Celsius.

SUPPORTING STATEMENT:

Long-term Occidental investors expect the company to generate continued improvement in shareholder value as energy policies evolve. Climate change, and actions to mitigate and adapt to it, will meaningfully affect the demand for, and costs associated with, finding, extracting, refining and selling carbon-based fuels.

Recognizing the severe and pervasive economic and societal risks associated with a warming climate, 193 governments agreed that they should take action to limit the increase in global temperature to 2 degrees Celsius (Cancun Agreements). In 2014, the United States and China agreed to policy and regulatory actions to reduce greenhouse gas emissions and re-affirmed and expanded those actions in 2015. Pursuant to the Durban Platform, over 150 parties submitted plans to reduce greenhouse gas emissions in advance of the 21st Conference of the Parties in Paris.

The company has recognized in its Securities and Exchange Commission filings that policies, regulations, and actions that place a price on carbon can have a significant impact on its business. In its 2015 earnings presentations, Occidental disclosed to investors that capital expenditures in several of its major projects may require a break-even oil price considerably higher than the 2015 average price (through October). However, the company has not presented analyses of how it would expect its portfolio to perform under carbon-constrained scenarios. This contrasts with Occidental’s competitors, including:

•	Ten oil and gas companies announcing their shared ambition to limit the global average temperature rise to 2 degrees Celsius (Oil and Gas Climate Initiative);

•	Shell, BP, and Statoil endorsing the “Strategic Resilience for 2035 and Beyond” shareholder resolutions that received almost unanimous investor support in 2015;

•	BHP Billiton releasing its “Climate Change: Portfolio Analysis” evaluating the impacts of multiple 2 degree pathways on its assets, and;

•	ConocoPhillips testing its capital planning decisions against four carbon-constrained scenarios.

Publication of the report requested in this resolution will demonstrate to shareholders that Occidental is strategically planning to remain competitive in a carbon-constrained future.

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The Board of Directors’ Statement in Opposition.

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

In accordance with the rules and regulations of the Securities and Exchange Commission (SEC), Occidental already provides disclosure of the risks posed by climate change and climate change regulations on its business and operations in its Annual Report on Form 10-K, which is filed with the SEC and available on Occidental’s website. As disclosed in the “Risk Factors” section of Occidental’s Form 10-K, the existing federal and state programs have not had a significant impact on Occidental, but concerns about climate change may affect Occidental’s operations. Considering the uncertain outcome and timing of other proposed international, national and state greenhouse gas (GHG) measures, it is difficult to predict their specific business impacts. However, Occidental could face risks of delays in development projects, increases in costs and taxes, and reductions in the demand for and restrictions on the use of its products, as a result of ongoing GHG reduction efforts. The proposed report would be based on speculative assumptions about a legislative and regulatory environment that is highly uncertain and, as a result, the requested disclosures would be potentially misleading and could result in confusion.

In the Management Discussion and Analysis (MD&A) section of Occidental’s Form 10-K, Occidental also reports on the process Occidental uses to estimate reserves, including economic feasibility at the prevailing commodity prices; changes in proved reserves, including downward revisions of previous estimates due to changes in economic conditions; and provides an Industry Outlook section that identifies factors influencing the price of Occidental’s products, including the actions of governments. Taken together, the Risk Factors, MD&A and Industry Outlook sections of Occidental’s Annual Report on Form 10-K fully “evaluates the impacts of fluctuating demand and price scenarios on the company’s existing reserves…” as sought by the proponent’s resolution.

Occidental’s longstanding policy is to seek continuous improvement in resource recovery, conservation, pollution prevention and energy efficiency. Our business decision-making process consistently integrates climate change issues to help effectively manage GHG emissions and further Occidental’s commitment to be an efficient, low-cost producer of oil and gas and commodity chemicals. Efforts to mitigate or adapt to climate change while maintaining reliable, cost-effective energy supplies present both challenges and opportunities for society and for Occidental.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 51.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise.

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PROPOSAL 6: SPECIAL SHAREOWNER MEETINGS

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has notified Occidental that he intends to present the following proposal at the 2015 Annual Meeting:

Proposal 6 — Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

A group owning 25% of the shares of our company is now needed to call a special meeting compared to Delaware law which allows 10% of such shares to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months between annual meetings.

It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

Please vote to enhance shareholder value:

Special Shareowner Meetings — Proposal 6

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The Board of Directors’ Statement in Opposition.

The Board of Directors recommends the stockholders vote AGAINST this proposal for the following reasons:

The Board of Directors agrees with the proponent that it is important for Occidental’s stockholders to have the right to call a special meeting, though less than half of U.S. public companies provide this right to their stockholders. In 2009, the Board of Directors amended Occidental’s governing documents to permit holders of an aggregate of 25% of the company’s outstanding common stock the right to call a special meeting. This proposal would reduce the percentage of outstanding stock necessary to call a special meeting to 15%.

The Board of Directors believes that no reduction is appropriate because the existing threshold strikes an appropriate balance between giving stockholders a meaningful right to call a special meeting and the risk that a small minority of stockholders may trigger the administrative and financial burdens presented by special meetings, which are significant. For every special meeting, Occidental would incur costs associated with preparing the necessary disclosure documents and printing and mailing materials, and the focus of Occidental’s Board of Directors and senior management would be diverted from the company’s operations to prepare for the special meeting.

The Board believes that its existing governance practices and demonstrated responsiveness to stockholder concerns illustrates that lowering the threshold is not warranted.

•	Stockholders with even minimal holdings can submit stockholder proposals at annual meetings, such as this proposal.
•	Stockholders already have the right to act by written consent, without calling a special meeting.
•	Stockholders have the opportunity to cast a vote with respect to Occidental’s entire Board of Directors annually.
•	Stockholders may suggest director nominations to the Corporate Governance, Nominating and Social Responsibility Committee of the Board.
•	Stockholders holding just 3% of the company’s common stock may use proxy access to nominate directors, subject to satisfying certain procedural and eligibility requirements.

As a Delaware corporation, Occidental is required to have all significant corporate actions, such as a merger or a sale of substantially all of the company’s assets, approved by its stockholders, and, as an NYSE-listed company, Occidental must obtain stockholder approval of equity compensation plans. These corporate governance features ensure that stockholders have significant opportunities to express their views and concerns.

Finally, the current threshold of 25% is a generally-accepted threshold. Of U.S.-based companies in the S&P 500 where stockholders are permitted to call a special meeting, 70% set a threshold of 25% or greater.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 51.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise.

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PROPOSAL 7: METHANE EMISSIONS AND FLARING

Arjuna Capital, 204 Spring Street, Marion, MA 02738, has notified Occidental that it intends to present the following proposal at the 2015 Annual Meeting:

METHANE EMISSIONS & FLARING

Whereas: Methane emissions are a significant contributor to climate change, with an impact on global temperature roughly 86 times that of CO2 over a 20-year period. Leaked methane represented 30 billion dollars of lost revenue (3 percent of gas produced) in 2012, with the same near-term climate impact as approximately 40 percent of global coal combustion, according to the Rhodium Group.

Methane represents over 25 percent of 20-year CO2 equivalent emissions according to the Environmental Protection Agency (EPA). Emissions are projected to increase more than 20 percent without action by 2030 (Rhodium).

Domestic flaring has propelled the U.S. into the top 10 gas flaring countries globally. Approximately 29 percent of gas produced in the Bakken is flared and flaring in North Dakota more than doubled between May 2011 and May 2013, with 1 billion dollars worth of gas lost in 2012.

Studies from the National Oceanic and Atmospheric Administration (NOAA), Harvard University and others estimate highly varied methane leakage rates as a percentage of production. The attendant uncertainty surrounding methane leakage has, according to the New York Times, made it “the Achilles’ heel of hydraulic fracturing.”

The International Energy Agency (IEA) highlights the risk of failing to implement best practice methane management in “Golden Rules for a Golden Age of Gas,” recommending actions “necessary to realise the economic and energy security benefits [of gas development] while meeting public concerns,” including eliminating venting, minimizing flaring and setting targets on emissions.

Reducing methane emissions in upstream oil and gas production is one of four policies proposed by the IEA that “could stop the growth in global energy-related emissions by the end of this decade at no net economic cost.” The policies “rely only on existing technologies” and “would not harm economic growth.”

A failure by companies to proactively reduce methane emissions may invite more rigorous regulations. In August 2015, the EPA released proposed rules to reduce oil and gas sector methane emissions 40 to 45 percent by 2025. Some individual states have already adopted stricter regulations.

Methane leakage and flaring has a direct economic impact on Occidental Petroleum, as lost and flared gas is not available for sale. We believe a strong program of measurement, mitigation, target setting and disclosure reduces regulatory and legal risk, maximizes gas for sale and bolsters shareholder value.

Resolved: Shareholders request Occidental Petroleum issue a report (by September 2016, at reasonable cost, omitting proprietary information) reviewing the Company’s policies, actions, and plans to measure, disclose, mitigate, and set quantitative reduction targets for methane emissions and flaring resulting from all operations under the company’s financial or operational control.

Supporting Statement: We recommend including the methane leakage rate as a percentage of production, the quantity of flared and vented hydrocarbons, how the Company is measuring and mitigating emissions, best practices, worst performing assets, quantitative targets, and methods to track progress over time. Best practice strategy would utilize real-time measurement and monitoring technologies.

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The Board of Directors’ Statement in Opposition.

The Board of Directors recommends the stockholders vote AGAINST this proposal for the following reasons:

The Health, Environment and Safety (HES) principles of Occidental’s Board of Directors promote the conservation and efficient use of natural resources and reduction of air emissions from Occidental’s operations. Under the Board’s leadership and Occidental’s HES management system, Occidental actively pursues the capture and beneficial use of methane in all of its operations, in conjunction with business partners and host governments. Occidental is an active and longstanding voluntary participant in the Natural Gas Star program and the Global Methane Initiative, which the U.S. Environmental Protection Agency (U.S. EPA) established and manages. Occidental has historically implemented numerous projects on a voluntary basis in its operations worldwide to expand the beneficial use or sale of field gas, including methane. Occidental reports on these efforts on the Social Responsibility page of Occidental’s website, www.oxy.com, and in response to the annual Carbon Disclosure Project questionnaire, which Occidental has voluntarily participated in since its inception in 2003. The Board of Directors believes that Occidental’s existing programs adequately address the shareholder’s request.

Furthermore, the U.S. EPA, the federal Bureau of Land Management, and their counterparts in various countries and states have recently adopted or are in the process of adopting regulations to further reduce methane emissions. These regulations address reporting and control of GHG emissions (including methane) from hydraulic fracturing and other well completion and stimulation techniques, natural gas processing and transportation facilities, and from oil and gas storage facilities. The Board of Directors believes that these regulatory programs are likely to achieve the objectives of the request more effectively and uniformly than shareholder’s proposed ad hoc approach.

The vote required to approve this proposal is set forth in “Vote Required to Approve Stockholder Proposals” on page 51.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise.

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GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on April 29, 2016, and at any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2016

This Proxy Statement and Occidental’s Annual Report on Form 10-K for the year ended December 31, 2015 (Annual Report), are available on Occidental’s website at www.oxypublications.com or by writing to the Corporate Secretary’s Office, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Annual Report contains the consolidated financial statements of Occidental and its subsidiaries and the reports of KPMG LLP, independent auditors.

Admission to the Annual Meeting

Attendance is limited to stockholders and authorized proxy holders. If you plan to attend the Annual Meeting in person and you are a stockholder of record, you must request an admission ticket by writing to the Corporate Secretary’s office, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, or by calling the Corporate Secretary’s office at 713-552-8654. Your request must be received by the Corporate Secretary’s office on or before April 25, 2016. Please be prepared to show and valid government-issued photo identification such as a driver’s license or passport.

If you hold your shares in street name through a bank, broker or other holder of record, you will be admitted only if you have proof of ownership as of the record date, such as a bank or brokerage account statement and valid government-issued photo identification, such as a driver’s license or passport.

If you are not a stockholder, you will be admitted only if you have a valid legal proxy and valid government-issued photo identification such as a driver’s license or passport. If you are receiving a legal proxy from a stockholder of record, you must bring a valid legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring a form of a valid legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name stockholder that is assignable, and a legal proxy from the street name stockholder to you.

Any stockholder who would like to appoint more than one proxy holder to attend the meeting must contact the Corporate Secretary’s Office, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, at 713-552-8654, on or before April 25, 2016, to assure that such proxies are valid and reasonable in number.

For safety and security reasons, cell phones, laptops, tablets, recording equipment, other electronic devices, large bags, briefcases and packages will not be permitted in the Annual Meeting.

Voting Instructions and Information

  Voting Rights

A Notice of Internet Availability or proxy card are being mailed beginning on or about March 17, 2016, to each stockholder of record as of the close of business on February 29, 2016, which is the record date for the determination of stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting. As of the record date, Occidental had 763,740,597 shares of common stock outstanding. A majority of outstanding shares must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the Annual Meeting or by proxy. Proxies may be submitted by telephone or by internet at www.proxypush.com/oxy as explained on the Notice of Internet Availability and, if you received a proxy or voting information card, by marking, signing and returning the card in the envelope provided. Voting via the internet is a valid proxy voting method under the laws of the state of Delaware, Occidental’s state of incorporation. You may not cumulate your votes.

Pursuant to Occidental’s by-laws, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during normal business hours for the ten days prior to the Annual Meeting at Occidental’s headquarters and at the Annual Meeting.

2016 Notice of Annual Meeting and Proxy Statement    60

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  Voting of Proxies

The Board of Directors has designated Mr. Stephen I. Chazen, Ms. Vicki A. Hollub and Ms. Marcia E. Backus, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions specified on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

•	FOR all nominees for director (see page 5);
•	FOR advisory vote approving executive compensation (see page 48);
•	FOR ratification of the independent auditors (see page 49); and
•	AGAINST proposals 4, 5, 6 and 7 (see pages 52–59);

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the Annual Meeting in accordance with Occidental’s by-laws.

  Broker Votes

If your shares are held in street name, under NYSE rules, your broker can vote your shares on Proposal 3, with respect to the ratification of the selection of independent auditors, but not with respect to the election of directors, executive compensation, or the stockholder proposals. If your broker does not have discretion and you do not give the broker instructions, the votes will be broker non-votes, which will have no effect on the vote for any matter properly introduced at the Annual Meeting.

  Revoking a Proxy or Changing Your Vote

You may revoke your proxy or change your vote before the Annual Meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the Annual Meeting and voting in person.

  Confidential Voting

All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted on Occidental’s website at www.oxy.com/Investors/Governance and also may be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

  Voting Results

The voting results will be included in a Current Report on Form 8-K filed with the SEC and published on Occidental’s website, www.oxy.com, within four business days following the Annual Meeting, and may also be obtained by writing to Occidental’s Corporate Secretary, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

  Solicitation Expenses

The expense of this solicitation will be paid by Occidental. Morrow & Co., LLC has been retained to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at $18,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of its common stock. In addition, Occidental’s officers, directors and employees may solicit proxies but will receive no additional or special compensation for such work.

Stockholder Proposals for the 2017 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2017 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, and be received no later than November 17, 2016.

Under Occidental’s by-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures require that any such item of business must be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. Notice of the proposed item of business must be received between January 29, 2017 and February 18, 2017, and must include the information required by Occidental’s by-laws. A copy of the by-laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s by-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

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Nominations for Directors for Term Expiring in 2018

  Nominating Committee Policy

It is the policy of the Corporate Governance, Nominating and Social Responsibility Committee (Nominating Committee) to consider nominees to the Board of Directors recommended by stockholders. Pursuant to the Nominating Committee Policy, which is available at www.oxy.com/Investors, stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the annual meeting to be considered by the Nominating Committee. Each recommendation must include the following information:

1.	As to each person whom the stockholder proposes for election or re-election as a director:
	•	The name, age, business address and residence address of the person;
	•	The principal occupation or employment of the person;
	•	The class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and
	•	Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the SEC.
2.	As to the stockholder making the recommendation:
	•	The name and address of record of such stockholder; and
	•	The class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

In prior years, the Nominating Committee has identified candidates through recommendations from non-employee directors, executive officers, including the Chief Executive Officer, and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:

•	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;
•	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;
•	Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership, including consideration of the diversity characteristics set forth in Occidental’s Corporate Governance Policies further described at www.oxy.com/Investors; and
•	Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its charter, the Nominating Committee will not recommend any candidate to the Board who has not been interviewed by the Nominating Committee.

In accordance with its charter, the Nominating Committee annually reviews its performance and reports its findings to the Board. The Nominating Committee also assists the Board in performing its self-evaluation, which includes an assessment of whether the Board has the necessary diversity of skills, backgrounds and experiences to meet Occidental’s ongoing needs.

  Advance Notice Procedure to Nominate Candidates

Under Occidental’s by-laws, stockholders may nominate a person for election to the Board at an annual meeting by complying with the advance notice procedures of the by-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by Article III, Section 2 of the by-laws.

  Proxy Access Procedure to Nominate Candidates

In 2015, with input from stockholders, the Board amended Occidental’s by-laws to permit a group of up to 20 stockholders, owning 3% or more of Occidental’s outstanding common stock continuously for at least three years to nominate and include in Occidental’s proxy materials directors constituting up to 20% of the Board, but not less than two directors, provided that the stockholder(s) and the nominee(s) meet the requirements in Article III, Section 15 of the by-laws. To be included in the 2017 proxy materials, director nominations pursuant to Article III, Section 15 must be received no earlier than October 18, 2016 and no later than November 17, 2016.

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Annual Report

This Proxy Statement and Occidental’s Annual Report are available on Occidental’s website at www.oxypublications.com or by writing to the Corporate Secretary’s Office, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. The Annual Report contains the consolidated financial statements of Occidental and its subsidiaries and the reports of KPMG LLP, independent auditors.

Sincerely,

Marcia E. Backus
Senior Vice President, General Counsel and Corporate Secretary
Houston, Texas
March 17, 2016

It is important that proxies be returned promptly. You are urged to vote your shares by telephone or Internet as described in the instructions included on your Notice of Internet Availability or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning the proxy card or voting form in the enclosed envelope or by following the instructions outlined on the card to submit your proxy by telephone or Internet.

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MIX
Paper from responsible sources
FSC® C101537

This Proxy Statement is printed on Forest Stewardship Council®-certified paper that contains wood from well-managed forests, controlled sources and recycled wood or fiber.

ON THE COVER: *An Occidental employee, North Hobbs, New Mexico*

Occidental Petroleum Corporation

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Occidental Petroleum Corporation

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5, 6 and 7.

Please fold here – Do not separate

1. Election of directors:

Nominee	FOR	AGAINST	ABSTAIN
01 Spencer Abraham	☐	☐	☐
02 Howard I. Atkins	☐	☐	☐
03 Eugene L. Batchelder	☐	☐	☐
04 Stephen I. Chazen	☐	☐	☐
05 John E. Feick	☐	☐	☐
06 Margaret M. Foran	☐	☐	☐
07 Carlos M. Gutierrez	☐	☐	☐
08 Vicki A. Hollub	☐	☐	☐
09 William R. Klesse	☐	☐	☐
10 Avedick B. Poladian	☐	☐	☐
11 Elisse B. Walter	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. Advisory Vote Approving Executive Compensation	☐ For	☐ Against	☐ Abstain
3. Ratification of Selection of KPMG LLP as Independent Auditors	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote AGAINST proposals 4–7.

4. Review Public Policy Advocacy on Climate	☐ For	☐ Against	☐ Abstain
5. Carbon Legislation Impact Assessment	☐ For	☐ Against	☐ Abstain
6. Special Shareowner Meetings	☐ For	☐ Against	☐ Abstain
7. Methane Emissions and Flaring	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ___________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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OCCIDENTAL PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 29, 2016

Registration begins at 7:30 a.m.
Meeting starts at 8:30 a.m.

Occidental Petroleum Corporation

proxy card

STEPHEN I. CHAZEN, VICKI A. HOLLUB and MARCIA E. BACKUS, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this proxy card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on April 29, 2016, and at any adjournment, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this proxy card. **Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3, and AGAINST Proposals 4, 5, 6 and 7.** In the event any of the nominees named on the reverse side of this proxy card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Your proxy will be kept confidential in accordance with the confidential voting policy described in the Proxy Statement and posted on Occidental's website.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/oxy
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 28, 2016.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 28, 2016.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Back to Contents

Occidental Petroleum Corporation

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5, 6 and 7.

Please fold here – Do not separate

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Spencer Abraham	☐	☐	☐	05 John E. Feick	☐	☐	☐	09 William R. Klesse	☐	☐	☐
02 Howard I. Atkins	☐	☐	☐	06 Margaret M. Foran	☐	☐	☐	10 Avedick B. Poladian	☐	☐	☐
03 Eugene L. Batchelder	☐	☐	☐	07 Carlos M. Gutierrez	☐	☐	☐	11 Elisse B. Walter	☐	☐	☐
04 Stephen I. Chazen	☐	☐	☐	08 Vicki A. Hollub	☐	☐	☐				

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. Advisory Vote Approving Executive Compensation	☐ For	☐ Against	☐ Abstain
3. Ratification of Selection of KPMG LLP as Independent Auditors	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote AGAINST proposals 4–7.

4. Review Public Policy Advocacy on Climate	☐ For	☐ Against	☐ Abstain
5. Carbon Legislation Impact Assessment	☐ For	☐ Against	☐ Abstain
6. Special Shareowner Meetings	☐ For	☐ Against	☐ Abstain
7. Methane Emissions and Flaring	☐ For	☐ Against	☐ Abstain

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED ABOVE. WHERE NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF THE PLAN'S ADMINISTRATION COMMITTEE. IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE PLAN'S TRUSTEE.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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OCCIDENTAL PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 29, 2016

Registration begins at 7:30 a.m.
Meeting starts at 8:30 a.m.

OXY Occidental Petroleum Corporation

voting instruction card

TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN (THE "PLAN"):

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on April 29, 2016, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. I understand that the Trustee will vote the shares which are held for my account pursuant to the Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Vicki A. Hollub, William R. Klesse, Avedick B. Poladian and Elisse B. Walter. In the event any of the foregoing nominees are unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, or it is not received by April 25, 2016, any shares held for my account in the Plan will be voted by you, as Trustee, in accordance with the direction of the Plan's Administration Committee.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/oxy
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 25, 2016.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 25, 2016.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Back to Contents

Occidental Petroleum Corporation

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5, 6 and 7.

Please fold here – Do not separate

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Spencer Abraham	☐	☐	☐	05 John E. Feick	☐	☐	☐	09 William R. Klesse	☐	☐	☐
02 Howard I. Atkins	☐	☐	☐	06 Margaret M. Foran	☐	☐	☐	10 Avedick B. Poladian	☐	☐	☐
03 Eugene L. Batchelder	☐	☐	☐	07 Carlos M. Gutierrez	☐	☐	☐	11 Elisse B. Walter	☐	☐	☐
04 Stephen I. Chazen	☐	☐	☐	08 Vicki A. Hollub	☐	☐	☐				

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. Advisory Vote Approving Executive Compensation	☐ For	☐ Against	☐ Abstain
3. Ratification of Selection of KPMG LLP as Independent Auditors	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote AGAINST proposals 4–7.

4. Review Public Policy Advocacy on Climate	☐ For	☐ Against	☐ Abstain
5. Carbon Legislation Impact Assessment	☐ For	☐ Against	☐ Abstain
6. Special Shareowner Meetings	☐ For	☐ Against	☐ Abstain
7. Methane Emissions and Flaring	☐ For	☐ Against	☐ Abstain

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED ABOVE. WHERE NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF THE PROGRAM'S RETIREMENT COMMITTEE.

Date ________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Back to Contents

OCCIDENTAL PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 29, 2016

Registration begins at 7:30 a.m.
Meeting starts at 8:30 a.m.

OXY Occidental Petroleum Corporation

voting instruction card

TO THE TRUSTEE OF THE RETIREMENT SAVINGS PROGRAM FOR EMPLOYEES OF OXY VINYLS CANADA CO. (THE "PROGRAM"):

I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on April 29, 2016, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Program in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Spencer Abraham, Howard I. Atkins, Eugene L. Batchelder, Stephen I. Chazen, John E. Feick, Margaret M. Foran, Carlos M. Gutierrez, Vicki A. Hollub, William R. Klesse, Avedick B. Poladian and Elisse B. Walter. In the event any of the foregoing nominees are unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, or it is not received by April 25, 2016, any shares held for my account in the Program will be voted by you in accordance with the direction of the Program's Retirement Committee.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/oxy
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 25, 2016.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 25, 2016.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.